Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PETRÓLEOS MEXICANOS

(Exact name of Issuer as specified in its charter)

MEXICAN PETROLEUM

(Translation of registrant’s name into English)

PEMEX-EXPLORACIÓN Y PRODUCCIÓN (PEMEX-EXPLORATION AND PRODUCTION)

PEMEX-REFINACIÓN (PEMEX-REFINING)

and

PEMEX-GAS Y PETROQUÍMICA BÁSICA (PEMEX-GAS AND BASIC PETROCHEMICALS)

(Exact names of co-registrants as specified in their charters and translations of co-registrants’ names into English)

United Mexican States	United Mexican States	1311	Not Applicable
(State or other jurisdiction of incorporation or organization of Issuer)	(State or other jurisdiction of incorporation or organization of co-registrants)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Avenida Marina Nacional No. 329 Colonia Petróleos Mexicanos México, D.F. 11311 México Telephone: (52-55) 1944-2500		Avenida Marina Nacional No. 329 Colonia Petróleos Mexicanos México, D.F. 11311 México Telephone: (52-55) 1944-2500
(Address, including zip code, and telephone number, including area code, of Issuer’s principal executive offices)		(Address, including zip code, and telephone number, including area code, of co-registrants’ principal executive offices)

Copies to:

Fernando Luna Canut P.M.I. Holdings North America, Inc. 909 Fannin, Suite 3200 Houston, Texas 77010 Telephone: 713-567-0182	Wanda J. Olson Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 Facsimile: 212-225-3999
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
4.875% Notes due 2022	U.S.$2,100,000,000	100%	U.S.$2,100,000,000	U.S. $240,660.00
6.500% Bonds due 2041	U.S.$1,250,000,000	100%	U.S.$1,250,000,000	U.S. $143,250.00
5.50% Bonds due 2044	U.S.$1,750,000,000	100%	U.S.$1,750,000,000	U.S. $200,550.00
Guaranties	U.S.$5,100,000,000	—	—	None(2)

(1)	The securities being registered are offered (i) in exchange for 4.875% Notes due 2022, 6.500% Bonds due 2041 and 5.50% Bonds due 2044, previously sold in transactions exempt from registration under the Securities Act of 1933 and (ii) upon certain resales of the securities by broker-dealers. The registration fee has been computed based on the face value of the securities solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457 under the Securities Act of 1933.
(2)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guaranties.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Petróleos Mexicanos

Exchange Offers

for

U.S. $2,100,000,000 4.875% Notes due 2022

U.S. $1,250,000,000 6.500% Bonds due 2041

U.S. $1,750,000,000 5.50% Bonds due 2044

unconditionally guaranteed by

Pemex-Exploration and Production

Pemex-Refining

Pemex-Gas and Basic Petrochemicals

Terms of the Exchange Offers

•	We are offering to exchange securities that we sold in private offerings for an equal principal amount of new registered securities.

•	The exchange offers commence on •, 2012 and expire at 5:00 p.m., New York City time, on •, 2012, unless we extend them.

•	You may withdraw a tender of old securities at any time prior to the expiration of the exchange offers.

•	All old securities that are validly tendered and not validly withdrawn will be exchanged.

•	We believe that the exchange of securities will not be a taxable exchange for either U.S. or Mexican federal income tax purposes.

•	We will not receive any proceeds from the exchange offers.
•	The terms of the new securities to be issued are identical to the old securities, except for the transfer restrictions and registration rights relating to the old securities.

•

Three of our subsidiary entities will, jointly and severally, guarantee the new securities. The guarantees will be unconditional and irrevocable. These subsidiary entities are Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals; we refer to them as the guarantors.

•

The new securities will contain provisions regarding acceleration and future modifications to their terms that differ from those applicable to certain of Petróleos Mexicanos, which we refer to as the issuer, and the guarantors’ other outstanding public external indebtedness issued prior to October 2004. Under these provisions, in certain circumstances, the issuer may amend the payment and certain other provisions of the new securities with the consent of the holders of 75% of the aggregate principal amount of the new securities.

We are not making an offer to exchange securities in any jurisdiction where the offer is not permitted.

Investing in the securities issued in the exchange offers involves certain risks. See “Risk Factors” beginning on page 14.

Neither the U.S. Securities and Exchange Commission (the SEC) nor any state securities commission in the United States of America (the United States) has approved or disapproved the securities to be distributed in the exchange offers, nor have they determined that this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

•, 2012

Terms such as “we,” “us” and “our” generally refer to Petróleos Mexicanos and its consolidated subsidiaries, unless the context otherwise requires.

We will apply, through our listing agent, to have the new securities admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange. The old securities are currently admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange.

The information contained in this prospectus is the exclusive responsibility of the issuer and the guarantors and has not been reviewed or authorized by the Comisión Nacional Bancaria y de Valores (National Banking and Securities Commission, or the CNBV) of the United Mexican States, which we refer to as Mexico. Petróleos Mexicanos filed a notice in respect of the offerings of both the old securities and the new securities with the CNBV at the time the old securities of each series were issued. Such notice is a requirement under the Ley de Mercado de Valores (the Securities Market Law) in connection with an offering of securities outside of Mexico by a Mexican issuer. Such notice is solely for information purposes and does not imply any certification as to the investment quality of the new securities, the solvency of the issuer or the guarantors or the accuracy or completeness of the information contained in this prospectus. The new securities have not been and will not be registered in the Registro Nacional de Valores (National Securities Registry), maintained by the CNBV, and may not be offered or sold publicly in Mexico. Furthermore, the new securities may not be offered or sold in Mexico, except through a private placement made to institutional or qualified investors conducted in accordance with article 8 of the Securities Market Law.

You should rely only on the information provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

AVAILABLE INFORMATION

We have filed a registration statement with the SEC on Form F-4 covering the new securities. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any of those contracts, agreements or other documents as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Petróleos Mexicanos is required to file periodic reports and other information (File No. 0-99) with the SEC under the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act). We will also furnish other reports as we may determine appropriate or as the law requires. You may read and copy the registration statement, including the attached exhibits, and any reports or other information we file, at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC’s Public Reference Section at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. In addition, any filings we make electronically with the SEC will be available to the public over the Internet at the SEC’s website at http://www.sec.gov under the name “Mexican Petroleum.”

You may also obtain copies of these documents at the offices of the Luxembourg listing agent, KBL European Private Bankers S.A.

The SEC allows Petróleos Mexicanos to “incorporate by reference” information it files with the SEC, which means that Petróleos Mexicanos can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents filed by Petróleos Mexicanos listed below:

•	Petróleos Mexicanos’ annual report on Form 20-F for the year ended December 31, 2011, filed with the SEC on Form 20-F on April 30, 2012, which we refer to as the “Form 20-F”;

•

Petróleos Mexicanos’ report relating to our unaudited condensed consolidated results as of and for the three month period ended March 31, 2012, furnished to the SEC on Form 6-K on June 19, 2012, which we refer to as the “Form 6-K”; and

•

all of Petróleos Mexicanos’ annual reports on Form 20-F, and all reports on Form 6-K that are designated in such reports as being incorporated into this prospectus, filed with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the exchange offers.

You may request a copy of any document that is incorporated by reference in this prospectus and that has not been delivered with this prospectus, at no cost, by writing or telephoning Petróleos Mexicanos at: Gerencia Jurídica de Finanzas, Avenida Marina Nacional No. 329, Colonia Petróleos Mexicanos, México D.F. 11311, telephone (52-55) 1944-9325, or by contacting our Luxembourg listing agent at the address indicated on the inside back cover of this prospectus, as long as any of the new securities are admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange, and the rules of such stock exchange so require. To ensure timely delivery, investors must request this information no later than five business days before the date they must make their investment decision.

ELECTRONIC DELIVERY OF DOCUMENTS

We are delivering copies of this prospectus in electronic form through the facilities of The Depository Trust Company (DTC). You may obtain paper copies of the prospectus by contacting the exchange agent or the Luxembourg listing agent at their respective addresses specified on the inside back cover of this prospectus. By participating in the exchange offers, you will (unless you have requested paper delivery of documents) be consenting to electronic delivery of these documents.

CURRENCY OF PRESENTATION

References in this prospectus to “U.S. dollars,” “U.S. $,” “dollars” or “$” are to the lawful currency of the United States. References in this prospectus to “pesos” or “Ps.” are to the lawful currency of Mexico. We use the term “billion” in this prospectus to mean one thousand million.

This prospectus contains translations of certain peso amounts into U.S. dollars at specified rates solely for your convenience. You should not construe these translations as representations that the peso amounts actually represent the actual U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated. Unless we indicate otherwise, the U.S. dollar amounts included herein have been translated from pesos at an exchange rate of Ps. 12.8489 to U.S. $1.00, which is the exchange rate that the Secretaría de Hacienda y Crédito Público (the Ministry of Finance and Public Credit) instructed us to use on March 31, 2012.

On June 29, 2012, the noon buying rate for cable transfers in New York reported by the Federal Reserve Bank was Ps. 13.4110 = U.S. $1.00.

PRESENTATION OF FINANCIAL INFORMATION

The audited consolidated financial statements of Petróleos Mexicanos, subsidiary entities and subsidiary companies as of December 31, 2010 and 2011 and for each of the years in the three-year period ended December 31, 2011 are included in Item 18 of the Form 20-F incorporated by reference in this prospectus and the registration statement covering the new securities. We refer to these financial statements as the 2011 financial statements. These consolidated financial statements were prepared in accordance with Normas de Información Financiera Mexicanas (Mexican Financial Reporting Standards, which we refer to as Mexican FRS or NIFs).

Commencing January 1, 2008, we no longer use inflation accounting unless the economic environment in which we operate qualifies as “inflationary” under Mexican FRS. As a result, amounts in this prospectus and in the reports incorporated herein are presented in nominal terms; however, such amounts do reflect inflationary effects recognized up to December 31, 2007. See Note 3(a) to the 2011 financial statements.

Our consolidated financial statements for the years ended December 31, 2007, 2008, 2009 and 2010 have been reclassified in certain accounts with the purpose of making them comparable with our consolidated financial statements as of December 31, 2011. In addition, during 2011, accounting changes were made, as disclosed in Note 3(ab) to the 2011 financial statements. As a result, the consolidated financial statements as of December 31, 2010, the statements of financial position as of December 31, 2008, 2009 and 2010 and the statements of operations for the years then ended were adjusted to recognize the effects of the application of FRS C-4 “Inventories.”

Mexican FRS differ in certain significant respects from United States Generally Accepted Accounting Principles (which we refer to as U.S. GAAP). The principal differences between our net income and equity under U.S. GAAP and Mexican FRS as of and for each of the years ended December 31, 2009, 2010 and 2011 are described in Note 21 to the 2011 financial statements and in “Item 5—Operating and Financial Review and Prospects—U.S. GAAP Reconciliation” of the Form 20-F.

Beginning with the fiscal year starting January 1, 2012, Mexican issuers that disclose information through the Bolsa Mexicana de Valores, S.A.B. de C.V. (the Mexican Stock Exchange, which we refer to as the BMV) are required to prepare financial statements in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board. We have begun presenting financial statements in accordance with IFRS for the year ending December 31, 2012, with an official IFRS adoption date of January 1, 2012 and a transition date to IFRS of January 1, 2011. In accordance with the revised regulations, we filed interim financial statements under IFRS with the BMV on May 2, 2012.

We have incorporated by reference in this prospectus the condensed consolidated interim financial statements of Petróleos Mexicanos, subsidiary entities and subsidiary companies as of March 31, 2012 and for the three month periods ended March 31, 2011 and 2012 (which we refer to as the March 2012 interim financial statements), which were not audited and were prepared in accordance with IFRS.

The March 2012 interim financial statements were prepared in accordance with International Accounting Standard (IAS) 34 “Interim Financial Reporting” and with the first-time adoption rules established in IFRS 1 “First-time Adoption of International Financial Reporting Standards” (“IFRS 1”). IFRS 1 permits us to change our election of optional IFRS transition exemptions even if such exemptions have already been used in the preparation of published interim financial statements. If we change policies, classifications or transitions elections prior to the issuance of our consolidated financial statements as of and for the year ending December 31, 2012 as permitted by IFRS 1, we are not required to re-issue our financial statements for previous interim periods.

IFRS differ in certain significant respects from Mexican FRS and U.S. GAAP. The principal changes to our accounting policies and effects on our consolidated financial statements resulting from the adoption of IFRS are described in Notes 2 and 13 to the March 2012 interim financial statements, in “Item 5—Operating and Financial Review and Prospects—Recently Issued Accounting Standards” of the Form 20-F and in “Selected Financial Data” of the Form 6-K.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes specific terms of the new securities we are offering, as well as information regarding our business and detailed financial data. We encourage you to read this prospectus in its entirety.

The Issuer

Petróleos Mexicanos is a decentralized public entity of the federal government of Mexico (which we refer to as the Mexican Government). The Federal Congress of Mexico (which we refer to as the Mexican Congress) established Petróleos Mexicanos on June 7, 1938 in conjunction with the nationalization of the foreign oil companies then operating in Mexico. Its operations are carried out through four principal subsidiary entities, which are Pemex-Exploración y Producción (Pemex-Exploration and Production), Pemex-Refinación (Pemex-Refining), Pemex-Gas y Petroquímica Básica (Pemex-Gas and Basic Petrochemicals) and Pemex-Petroquímica (Pemex-Petrochemicals). Petróleos Mexicanos and each of the subsidiary entities are decentralized public entities of Mexico and legal entities empowered to own property and carry on business in their own names. In addition, a number of subsidiary companies are incorporated into the consolidated financial statements. We refer to Petróleos Mexicanos, the subsidiary entities and these subsidiary companies as PEMEX, and together they comprise Mexico’s state oil and gas company.

The Exchange Offers

On January 24, 2012, we issued U.S. $2,100,000,000 of 4.875% Notes due 2022. We refer to the U.S. $2,100,000,000 of 4.875% Notes due 2022 we issued in January 2012 as the 2022 old securities.

On October 18, 2011, we issued U.S. $1,250,000,000 of 6.500% Bonds due 2041. We refer to the U.S. $1,250,000,000 of 6.500% Bonds due 2041 that we issued in October 2011 as the 2041 old securities.

On June 26, 2012, we issued U.S. $1,750,000,000 of 5.50% Bonds due 2044. We refer to the U.S. $1,750,000,000 of 5.50% Bonds due 2044 that we issued in June 2012 as the 2044 old securities.

We are offering new, registered securities in exchange for the 2022 old securities, the 2041 old securities and the 2044 old securities, which are unregistered and which we issued and sold in private placements to certain initial purchasers. These initial purchasers sold the 2022 old securities, the 2041 old securities and the 2044 old securities in offshore transactions and to qualified institutional buyers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (which we refer to as the Securities Act). We refer to the 2022 old securities, the 2041 old securities and the 2044 old securities as the “old securities,” and the securities that we are now offering as the “new securities.” The old securities and the new securities are guaranteed by Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals.

The exchange offer for the 2041 old securities does not relate to the U.S. $1,250,000,000 6.500% Bonds due 2041 that we issued on June 2, 2011, of which U.S. $20,120,000 in aggregate principal amount is outstanding following the SEC-registered exchange offer that we concluded in October 2011.

Registration Rights Agreements

Each time we issued a series of old securities, we also entered into an exchange and registration rights agreement with the initial purchasers of those old securities in which we agreed to do our best to complete exchange offers of those old securities on or prior to a particular date.

The Exchange Offers

Under the terms of the exchange offers, holders of each series of old securities are entitled to exchange old securities for an equal principal amount of new securities with substantially identical terms.

You should read the discussion under the heading “Description of the New Securities” for further information about the new securities and the discussion under the heading “The Exchange Offers” for more information about the exchange process. The old securities may be tendered only in a principal amount of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof.

The series of new securities that we will issue in exchange for old securities will correspond to the series of old securities tendered as follows:

New Securities Series	Corresponding Old Securities Series
4.875% Notes due 2022, or 2022 new securities	2022 old securities

6.500% Bonds due 2041, or 2041 new securities	2041 old securities

5.50% Bonds due 2044, or 2044 new securities	2044 old securities

As of the date of this prospectus, the following amounts of each series are outstanding:

•	U.S. $2,100,000,000 aggregate principal amount of 2022 old securities;

•	U.S. $1,250,000,000 aggregate principal amount of 2041 old securities; and

•	U.S. $1,750,000,000 aggregate principal amount of 2044 old securities.

Resale of New Securities

Based on an interpretation by the SEC staff set forth in no-action letters issued to third parties, we believe that you may offer the new securities issued in the exchange offers for resale, resell them or otherwise transfer them without compliance with the registration and prospectus delivery provisions of the Securities Act, as long as:

•	you are acquiring the new securities in the ordinary course of your business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new securities; and

•	you are not an “affiliate” of ours, as defined under Rule 405 of the Securities Act.

If any statement above is not true and you transfer any new security without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from the registration requirements of the Securities Act, you may incur liability under the Securities Act. We do not assume responsibility for or indemnify you against this liability.

If you are a broker-dealer and receive new securities for your own account in exchange for old securities that you acquired as a result of market making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new securities. We will make this prospectus available to broker-dealers for use in resales for 180 days after the expiration date of the exchange offers.

Consequences of Failure to Exchange Old Securities

If you do not exchange your old securities for new securities, you will continue to hold your old securities. You will no longer be able to require that we register the old securities under the Securities Act. In addition, you will not be able to offer or sell the old securities unless:

•	they are registered under the Securities Act; or

•	you offer or sell them under an exemption from the requirements of, or in a transaction not subject to, the Securities Act.

Expiration Date

The exchange offers will expire at 5:00 p.m., New York City time, on •, 2012, unless we decide to extend the expiration date.

Interest on the New Securities

The 2022 new securities will accrue interest at 4.875% per year, accruing from July 24, 2012. We will pay interest on the 2022 new securities on January 24 and July 24 of each year.

The 2041 new securities will accrue interest at 6.500% per year, accruing from June 2, 2012. We will pay interest on the new securities on June 2 and December 2 of each year.

The 2044 new securities will accrue interest at 5.50% per year, accruing from June 26, 2012, the date on which the 2044 old securities were issued. We will pay interest on the 2044 new securities on June 27 and December 27 of each year.

Conditions to the Exchange Offers

We may terminate the exchange offers and refuse to accept any old securities for exchange if:

•

there has been a change in applicable law or the SEC staff’s interpretation of applicable law, and the exchange offers are not permitted under applicable law or applicable SEC staff interpretations of law; or

•	there is a stop order in effect or threatened with respect to the exchange offers or the indenture governing those securities.

We have not made the exchange offers contingent on holders tendering any minimum principal amount of old securities for exchange.

Certain Deemed Representations, Warranties and Undertakings

If you participate in the exchange offers, you will be deemed to have made certain acknowledgments, representations, warranties and undertakings. See “The Exchange Offers—Holders’ Deemed Representations, Warranties and Undertakings.”

Procedure for Tendering Old Securities

If you wish to accept the exchange offers, you must deliver electronically your acceptance together with your old securities through DTC’s Automated Tender Offer Program (ATOP) system.

If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities, arrange for a direct participant in DTC to submit your acceptance to DTC electronically.

Withdrawal Rights

You may withdraw the tender of your old securities at any time prior to 5:00 p.m., New York City time, on the expiration date, unless we have already accepted your old securities. To withdraw, you must send a written notice of withdrawal to the exchange agent through the electronic submission of a message in accordance with the procedures of DTC’s ATOP system by 5:00 p.m., New York City time, on the scheduled expiration date. We may extend the expiration date without extending withdrawal rights.

If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities, arrange for a direct participant in DTC to submit your written notice of withdrawal to DTC electronically by 5:00 p.m., New York City time, on the expiration date.

Acceptance of Old Securities and Delivery of New Securities

If all of the conditions to the exchange offers are satisfied or waived, we will accept any and all old securities that are properly tendered in the exchange offers prior to 5:00 p.m., New York City time, on the expiration date. We will deliver the new securities promptly after the expiration of the exchange offers.

Tax Considerations

We believe that the exchange of old securities for new securities will not be a taxable exchange for U.S. federal and Mexican income tax purposes. You should consult your tax advisor about the tax consequences of the exchange offers as they apply to your individual circumstances.

Fees and Expenses

We will bear all expenses related to consummating the exchange offers and complying with the exchange and registration rights agreements. The initial purchasers have agreed to reimburse us for certain of these expenses.

Exchange Agent

Deutsche Bank Trust Company Americas is serving as the exchange agent for the exchange offers. The exchange agent’s address, telephone number and facsimile number are included under the heading “The Exchange Offers—The Exchange Agent; Luxembourg Listing Agent.”

Description of the New Securities

Issuer

Petróleos Mexicanos.

Guarantors

Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals will jointly and severally unconditionally guarantee the payment of principal and interest on the new securities.

New Securities Offered

•	U.S. $2,100,000,000 aggregate principal amount of 4.875% Notes due 2022.

•	U.S. $1,250,000,000 aggregate principal amount of 6.500% Bonds due 2041.

•	U.S. $1,750,000,000 aggregate principal amount of 5.50% Bonds due 2044.

The form and terms of each series of new securities are the same as the form and terms of the old securities of the corresponding series, except that:

•	the new securities will be registered under the Securities Act and therefore will not bear legends restricting their transfer;

•	holders of the new securities will not be entitled to some of the benefits of the exchange and registration rights agreements; and

•	we will not issue the new securities under our medium-term note program.

The new securities will evidence the same debt as the old securities.

Maturity Dates

•	2022 new securities mature on January 24, 2022.

•	2041 new securities mature on June 2, 2041.

•	2044 new securities mature on June 27, 2044.

Interest Payment Dates

•	For the 2022 new securities, January 24 and July 24 of each year.

•	For the 2041 new securities, June 2 and December 2 of each year.

•	For the 2044 new securities, June 27 and December 27 of each year.

Consolidation with Other Securities

The 2041 new securities will be consolidated to form a single series with, and will be fully fungible with, the U.S. $1,229,880,000 principal amount of our outstanding 6.500% Bonds due 2041 that we issued in October 2011 upon the consummation of the exchange offers that we commenced in September 2011.

Further Issues

We may, without your consent, increase the size of the issue of any series of new securities or create and issue additional securities with either the same terms and conditions or the same except for the issue price, the issue date and the amount of the first payment of interest; provided that such additional securities do not have, for the purpose of U.S. federal income taxation, a greater amount of original issue discount than the affected new securities have as of the date of the issue of the additional securities. These additional securities may be consolidated to form a single series with the corresponding new securities.

Withholding Tax; Additional Amounts

We will make all principal and interest payments on the new securities without any withholding or deduction for Mexican withholding taxes, unless we are required by law to do so. In some cases where we are obliged to withhold or deduct a portion of the payment, we will pay additional amounts so that you will receive the amount that you would have received had no tax been withheld or deducted. For a description of when you would be entitled to receive additional amounts, see “Description of the New Securities—Additional Amounts.”

Tax Redemption

If, as a result of certain changes in Mexican law, the issuer or any guarantor is obligated to pay additional amounts on interest payments on the new securities at a rate in excess of 10% per year, then we may choose to redeem those new securities. If we redeem any new securities, we will pay 100% of their outstanding principal amount, plus accrued and unpaid interest and any additional amounts payable up to the date of our redemption.

Redemption of the New Securities at the Option of the Issuer

The issuer may at its option redeem the 2022 new securities, the 2041 new securities or the 2044 new securities in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to the principal amount thereof, plus the Make-Whole Amount (as defined under “Description of the New Securities—Redemption of the New Securities at the Option of the Issuer”), plus accrued interest on the principal amount of the 2022 new securities, the 2041 new securities or the 2044 new securities, as the case may be, to the date of redemption.

Ranking of the New Securities and the Guaranties

The new securities:

•	will be our direct, unsecured and unsubordinated public external indebtedness, and

•	will rank equally in right of payment with each other and with all our existing and future unsecured and unsubordinated public external indebtedness.

The guaranties of the new securities by each of the guarantors will constitute direct, unsecured and unsubordinated public external indebtedness of each guarantor, and will rank pari passu with each other and with all other present and future unsecured and unsubordinated public external indebtedness of each of the guarantors. As of December 31, 2011, Pemex-Refining had outstanding U.S. $243.4 million of financial leases which will, with respect to the assets securing those financial leases, rank prior to the new securities and the guaranties.

Negative Pledge

None of the issuer or the guarantors or their respective subsidiaries will create security interests in our crude oil and crude oil receivables to secure any public external indebtedness. However, we may enter into up to U.S. $4 billion of receivables financings and similar transactions in any year and up to U.S. $12 billion of receivables financings and similar transactions in the aggregate.

We may pledge or grant security interests in any of our other assets or the assets of the issuer or the guarantors to secure our debts. In addition, we may pledge oil or oil receivables to secure debts payable in pesos or debts which are different than the new securities, such as commercial bank loans.

Indenture

The new securities will be issued pursuant to an indenture dated as of January 27, 2009, between the issuer and the trustee.

Trustee

Deutsche Bank Trust Company Americas.

Events of Default

The new securities and the indenture under which the new securities will be issued contain certain events of default. If an event of default occurs and is continuing with respect to a series of securities, 20% of the holders of the outstanding securities of that series can require us to pay immediately the principal of and interest on all those securities. For a description of the events of default and their grace periods, you should read “Description of the New Securities—Events of Default; Waiver and Notice.”

Collective Action Clauses

The new securities will contain provisions regarding acceleration and future modifications to their terms that differ from those applicable to certain of the issuer’s and the guarantors’ other outstanding public external indebtedness issued prior to October 2004. Under these provisions, in certain circumstances, the issuer and the guarantors may amend the payment and certain other provisions of a series of new securities with the consent of the holders of 75% of the aggregate principal amount of such new securities.

Governing Law

The new securities and the indenture will be governed by New York law, except that the laws of Mexico will govern the authorization and execution of these documents by Petróleos Mexicanos.

Listing and Trading

We will apply, through our listing agent, to have the new securities listed on the Luxembourg Stock Exchange and admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange. All of the old securities are currently listed on the Luxembourg Stock Exchange and admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange.

Use of Proceeds

We will not receive any cash proceeds from the issuance of the new securities.

Principal Executive Offices

Our headquarters are located at:

Avenida Marina Nacional No. 329

Colonia Petróleos Mexicanos

México, D.F. 11311

Phone: (52-55) 1944-2500.

Risk Factors

Holders of old securities that do not exchange their old securities for new securities will continue to be subject to the restrictions on transfer that are listed on the legends of those old securities. These restrictions will make the old securities less liquid. To the extent that old securities are tendered and accepted in the exchange offers, the trading market, if any, for the old securities would be reduced.

We cannot promise that a market for the new securities will be liquid or will continue to exist. Prevailing interest rates and general market conditions could affect the price of the new securities. This could cause the new securities to trade at prices that may be lower than their principal amount or their initial offering price.

In addition to these risks, there are additional risk factors related to the operations of PEMEX, the Mexican Government’s ownership and control of PEMEX and Mexico generally. These risks are described beginning on page 14.

SELECTED FINANCIAL DATA

The selected financial data set forth below as of and for the years ended December 31, 2007, 2008, 2009, 2010 and 2011 has been prepared in accordance with Mexican FRS and reconciled to U.S. GAAP. This information is derived in part from, and should be read in conjunction with, the 2011 financial statements, which are incorporated by reference in this prospectus.

	Year Ended December 31,(1)
	2007(2)		2008		2009		2010		2011
	(in millions of pesos, except ratios)
Income Statement Data
Amounts in accordance with Mexican FRS:
Net sales	Ps.	1,139,257	Ps.	1,328,950	Ps.	1,089,921	Ps.	1,282,064	Ps.	1,558,429
Operating income		593,652		572,365		428,570		546,457		681,425
Comprehensive financing result		(20,047)		(107,512)		(15,308)		(11,969)		(91,641)
Net income (loss) for the year		(18,308)		(110,823)		(94,370)		(46,527)		(91,483)
Amounts in accordance with U.S. GAAP:
Net sales		1,139,257		1,328,950		1,089,921		1,282,064		1,558,429
Operating income		584,703		629,119		460,239		567,525		675,896
Comprehensive financing result (cost) income		(25,610)		(123,863)		(5,094)		(3,277)		(106,616)
Net income (loss) for the period		(32,642)		(66,512)		(52,280)		(16,507)		(109,949)
Statement of Financial Position Data (end of period)
Amounts in accordance with Mexican FRS:
Cash and cash equivalents		170,997		114,224		159,760		133,587		117,100
Total assets		1,330,281		1,238,091		1,333,583		1,395,197		1,533,345
Long-term debt		424,828		495,487		529,258		575,171		672,275
Total long-term liabilities		990,909		1,033,987		1,155,917		1,299,245		1,473,794
Equity (deficit)		49,908		28,139		(65,294)		(111,302)		(193,919)
Amounts in accordance with U.S. GAAP:
Total assets		1,211,719		1,240,718		1,321,570		1,402,672		1,515,359
Equity (deficit)		(198,083)		(144,166)		(423,159)		(227,882)		(326,202)
Other Financial Data
Amounts in accordance with Mexican FRS:
Depreciation and amortization		72,592		89,840		76,891		96,482		97,753
Investments in fixed assets at cost(3)		155,121		132,092		213,232		184,584		175,850
Ratio of earnings to fixed charges:
Mexican FRS(4)		—		—		—		—		—
U.S. GAAP(4)		—		—		—		—		—

(1)	Includes Petróleos Mexicanos, the subsidiary entities and the subsidiary companies (including the Pemex Project Funding Master Trust, the Fideicomiso Irrevocable de Administración No. F/163 (Fideicomiso F/163) and Pemex Finance, Ltd.).
(2)	Figures for 2007 are stated in constant pesos as of December 31, 2007.
(3)	Includes capitalized comprehensive financing result. The amount of our investment in fixed assets in 2007 was derived from our accounting records, but does not appear directly in the corresponding statement of changes in financial position. Beginning with our 2008 fiscal year, the amount presented for investment in fixed assets is that which is included in the statement of cash flows. See Note 3(l) to our 2011 financial statements and “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources” in the Form 20-F.
(4)	Under Mexican FRS, earnings for the years ended December 31, 2007, 2008, 2009, 2010 and 2011 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 16,174 million, Ps. 96,481 million, Ps. 88,542 million, Ps. 45,873 million and Ps. 89,529 million for the years ended December 31, 2007, 2008, 2009, 2010 and 2011, respectively. Under U.S. GAAP, earnings for the years ended December 31, 2007, 2008, 2009, 2010 and 2011 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 33,160 million, Ps. 55,626 million, Ps. 46,658 million, Ps. 16,112 million and Ps. 110,034 million for the years ended December 31, 2007, 2008, 2009, 2010 and 2011, respectively.

Source: PEMEX’s 2011 financial statements.

The selected financial data set forth below as of and for the three month periods ended March 31, 2011 and 2012 has been prepared in accordance with IFRS, which differs in significant respects from Mexican FRS and U.S. GAAP. As a result, the information presented under IFRS is not comparable to our financial information previously reported under Mexican FRS and U.S. GAAP as of and for the years ended December 31, 2007, 2008, 2009, 2010 and 2011. The main adjustments and reclassifications resulting from our adoption of IFRS are described in Notes 2 and 13 to the March 2012 interim financial statements incorporated by reference herein.

	March 31,(1)
	2011	2012	2012
	(in millions of pesos, except ratios)		(in millions of U.S. dollars, except ratios)(2)
Statement of Comprehensive Income Data
Amounts in accordance with IFRS:
Net sales	Ps.352,700	Ps.411,325	U.S. $	32,012
Operating income	191,544	247,707		19,278
Comprehensive financing result—net	9,104	32,560		2,534
Net income (loss) for the period	1,538	33,881		2,637
Statement of Financial Position Data (end of period)
Amounts in accordance with IFRS:
Cash and cash equivalents	n.a.	107,968		8,403
Total assets	n.a.	1,991,572		154,999
Long-term debt	n.a.	636,735		49,556
Total long-term liabilities	n.a.	1,574,524		122,542
Equity (deficit)	n.a.	171,826		13,373
Other Financial Data
Amounts in accordance with IFRS:
Depreciation and amortization	32,473	35,076		2,730
Investments in fixed assets at cost(3)	26,441	36,429		2,835
Ratio of earnings to fixed charges(4)	1.4308	3.4047		3.4047

Note:	n.a. = Not applicable.

(1)	Includes Petróleos Mexicanos, the subsidiary entities and the subsidiary companies (including Pemex Finance, Ltd. in 2011 and 2012, and the Pemex Project Funding Master Trust and the Fideicomiso F/163 in 2011).
(2)	Translations into U.S. dollars of amounts in pesos have been made at the exchange rate established by SHCP for accounting purposes of Ps. 12.8489 = U.S. $1.00 at March 31, 2012. Such translations should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollar amounts at the foregoing or any other rate.
(3)	Includes capitalized comprehensive financing result. See Note 3(h) to our March 2012 interim financial statements.
(4)	Earnings, for this purpose, consist of pretax income (loss) from continuing operations before income from equity investees, plus fixed charges, minus interest capitalized during the period, plus the amortization of capitalized interest during the period and plus dividends received on equity investments. Pretax income (loss) is calculated after the deduction of hydrocarbon duties, but before the deduction of the hydrocarbon income tax and other income taxes. Fixed charges for this purpose consist of the sum of interest expense plus interest capitalized during the period. Fixed charges do not take into account exchange gain or loss attributable to PEMEX’s indebtedness.

Source: PEMEX’s March 2012 interim financial statements.

RISK FACTORS

Risk Factors Related to the Operations of PEMEX

Crude oil and natural gas prices are volatile and low crude oil and natural gas prices adversely affect PEMEX’s income and cash flows and the amount of Mexico’s hydrocarbon reserves.

International crude oil and natural gas prices are subject to global supply and demand and fluctuate due to many factors beyond our control. These factors include competition within the oil and natural gas industry, the prices and availability of alternative sources of energy, international economic trends, exchange rate fluctuations, expectations of inflation, domestic and foreign government regulations or international laws, political and other events in major oil and natural gas producing and consuming nations and actions taken by Organization of the Petroleum Exporting Countries (OPEC) members and other oil exporting countries, trading activity in oil and natural gas and transactions in derivative financial instruments related to oil and gas.

When international crude oil and natural gas prices are low, we earn less export sales revenue and, therefore, generate lower cash flows and earn less income, because our costs remain roughly constant. Conversely, when crude oil and natural gas prices are high, we earn more export sales revenue and our income before taxes and duties increases. As a result, future fluctuations in international crude oil and natural gas prices will have a direct effect on our results of operations and financial condition, and may affect Mexico’s hydrocarbon reserves estimates. See “Risk Factors Related to the Relationship between PEMEX and the Mexican Government—Information on Mexico’s hydrocarbon reserves is based on estimates, which are uncertain and subject to revisions” and “Item 11—Quantitative and Qualitative Disclosures about Market Risk—Hydrocarbon Price Risk” in the Form 20-F.

PEMEX is an integrated oil and gas company and is exposed to production, equipment and transportation risks, criminal acts and deliberate acts of terror.

We are subject to several risks that are common among oil and gas companies. These risks include production risks (fluctuations in production due to operational hazards, natural disasters or weather, accidents, etc.), equipment risks (relating to the adequacy and condition of our facilities and equipment) and transportation risks (relating to the condition and vulnerability of pipelines and other modes of transportation). More specifically, our business is subject to the risks of explosions in pipelines, refineries, plants, drilling wells and other facilities, hurricanes in the Gulf of Mexico and other natural or geological disasters and accidents, fires and mechanical failures. Criminal attempts to divert our crude oil, natural gas or refined products from our pipeline network and facilities for illegal sale have resulted in explosions, property and environmental damage, injuries and loss of lives.

Our facilities are also subject to the risk of sabotage, terrorism and cyber attacks. In July 2007, two of our pipelines were attacked. In September 2007, six different sites were attacked and 12 of our pipelines were affected. The occurrence of any of these events or of accidents connected with production, processing and transporting oil and oil products could result in personal injuries, loss of life, environmental damage with resulting containment, clean-up and repair expenses, equipment damage and damage to our facilities. A shutdown of the affected facilities could disrupt our production and increase our production costs. As of the date of this prospectus, there have been no similar occurrences since 2007. Although we have established cybersecurity systems and procedures to protect our information technology and have not yet suffered a cyber attack, if the integrity of our information technology were ever compromised due to a cyber attack, our business operations could be disrupted and our proprietary information could be lost or stolen.

We purchase comprehensive insurance policies covering most of these risks; however, these policies may not cover all liabilities, and insurance may not be available for some of the consequential risks. There can be no assurance that accidents or acts of terror will not occur in the future, that insurance will adequately cover the entire scope or extent of our losses or that we may not be found directly liable in connection with claims arising from these or other events. See “Item 4—Information on the Company—Business Overview—PEMEX Corporate Matters—Insurance” in the Form 20-F.

PEMEX has a substantial amount of liabilities that could adversely affect our financial condition and results of operations.

We have a substantial amount of debt. As of December 31, 2011, our total indebtedness, excluding accrued interest, was approximately U.S. $55.31 billion, in nominal terms, which is a 3.9% increase as compared to our total indebtedness, excluding accrued interest, of approximately U.S. $53.2 billion at December 31, 2010. Our level of debt may increase further in the near or medium term and may have an adverse effect on our financial condition and results of operations.

To service our debt, we have relied and may continue to rely on a combination of cash flows provided by operations, drawdowns under our available credit facilities and the incurrence of additional indebtedness. Certain rating agencies have expressed concerns regarding the total amount of our debt, our increase in indebtedness over the last several years and our substantial unfunded reserve for retirement pensions and seniority premiums, which as of December 31, 2011 was equal to approximately U.S. $52.2 billion. Due to our heavy tax burden, we have resorted to financings to fund our capital investment projects. Any further lowering of our credit ratings may have adverse consequences on our ability to access the financial markets and/or our cost of financing. If we were unable to obtain financing on favorable terms, this could hamper our ability to obtain further financing as well as hamper investment in facilities financed through debt. As a result, we may not be able to make the capital expenditures needed to maintain our current production levels and to maintain, as well as increase, Mexico’s proved hydrocarbon reserves, which may adversely affect our financial condition and results of operations. See “—Risk Factors Related to the Relationship between PEMEX and the Mexican Government—PEMEX must make significant capital expenditures to maintain its current production levels, and to maintain, as well as increase, Mexico’s proved hydrocarbon reserves. Mexican Government budget cuts, reductions in PEMEX’s income and inability to obtain financing may limit PEMEX’s ability to make capital investments.”

PEMEX’s compliance with environmental regulations in Mexico could result in material adverse effects on its results of operations.

A wide range of general and industry-specific Mexican federal and state environmental laws and regulations apply to our operations; these laws and regulations are often difficult and costly to comply with and carry substantial penalties for non-compliance. This regulatory burden increases our costs because it requires us to make significant capital expenditures and limits our ability to extract hydrocarbons, resulting in lower revenues. For an estimate of our accrued environmental liabilities, see “Item 4—Information on the Company—Environmental Regulation—Environmental Liabilities” in the Form 20-F. In addition, we have agreed with third parties to make investments to reduce our carbon dioxide emissions. See “Item 4—Information on the Company—Environmental Regulation—Carbon Dioxide Emissions Reduction” in the Form 20-F.

[1]	Note: U.S. dollar amounts included in this paragraph and the following paragraph have been translated from pesos at the December 31, 2011 exchange rate of Ps. 13.9904 to U.S. $1.00.

PEMEX publishes less U.S. GAAP financial information than U.S. companies are required to file with the SEC.

Until December 31, 2011, we prepared our financial statements according to Mexican FRS, which differ in certain significant respects from U.S. GAAP. See “Item 3—Key Information—Selected Financial Data,” and “Item 5—Operating and Financial Review and Prospects—U.S. GAAP Reconciliation” in the Form 20-F and Note 21 to our 2011 financial statements. We have begun presenting our financial statements in accordance with IFRS beginning with our fiscal year ending December 31, 2012. As a foreign issuer, we were not required to prepare quarterly U.S. GAAP financial information, and we therefore generally prepared a reconciliation of our net income (loss) and equity (deficit) under Mexican FRS to U.S. GAAP as well as explanatory notes and additional disclosure required under U.S. GAAP on a yearly basis only. Beginning with our 2012 fiscal year, we will not be required to reconcile our annual or quarterly financial statements to U.S. GAAP. As a result, there may be less or different publicly available information about us than there is about U.S. issuers.

PEMEX’s financial information prepared under IFRS is not comparable to its financial information prepared under Mexican FRS.

Our March 2012 interim financial statements, which are incorporated by reference in this prospectus, have been prepared in accordance with IFRS. IFRS differ in certain significant respects from Mexican FRS and U.S. GAAP, and as a result, the financial information presented in our March 2012 interim financial statements is not comparable to the financial information presented in our 2011 financial statements. The main adjustments and reclassifications resulting from our adoption of IFRS are described in Notes 2 and 13 to the March 2012 interim financial statements.

Risk Factors Related to the Relationship between PEMEX and the Mexican Government

The Mexican Government controls PEMEX and it could limit PEMEX’s ability to satisfy its external debt obligations or could reorganize or transfer PEMEX or its assets.

Petróleos Mexicanos is a decentralized public entity of the Mexican Government, and therefore the Mexican Government controls us, as well as our annual budget, which is approved by the Cámara de Diputados (Chamber of Deputies). However, our financing obligations do not constitute obligations of and are not guaranteed by the Mexican Government. The Mexican Government has the power to intervene directly or indirectly in our commercial and operational affairs. Intervention by the Mexican Government could adversely affect our ability to make payments under any securities issued by us.

The Mexican Government’s agreements with international creditors may affect our external debt obligations. In certain past debt restructurings of the Mexican Government, Petróleos Mexicanos’ external indebtedness was treated on the same terms as the debt of the Mexican Government and other public sector entities. In addition, Mexico has entered into agreements with official bilateral creditors to reschedule public sector external debt. Mexico has not requested restructuring of bonds or debt owed to multilateral agencies.

The Mexican Government would have the power, if the Constitución Política de los Estados Unidos Mexicanos (Political Constitution of the United Mexican States) and federal law were amended, to reorganize PEMEX, including a transfer of all or a portion of Petróleos Mexicanos and the subsidiary entities or their assets to an entity not controlled by the Mexican Government. Such a reorganization or transfer could adversely affect production, cause a disruption in our workforce and our operations and cause us to default on certain obligations. See also “—Considerations Related to Mexico” below.

Petróleos Mexicanos and the subsidiary entities pay special taxes and duties to the Mexican Government, which may limit PEMEX’s capacity to expand its investment program.

PEMEX pays a substantial amount of taxes and duties to the Mexican Government, particularly on the revenues of Pemex-Exploration and Production, which may limit PEMEX’s ability to make capital investments. In 2011, approximately 56.2% of the sales revenues of PEMEX was used to pay taxes and duties to the Mexican Government. These special taxes and duties constitute a substantial portion of the Mexican Government’s revenues. For further information, see “Item 4—Information on the Company—Taxes and Duties” and “Item 5—Operating and Financial Review and Prospects—IEPS Tax, Hydrocarbon Duties and Other Taxes” in the Form 20-F.

The Mexican Government has entered into agreements with other nations to limit production.

Although Mexico is not a member of OPEC, in the past it has entered into agreements with OPEC and non-OPEC countries to reduce global crude oil supply. We do not control the Mexican Government’s international affairs and the Mexican Government could agree with OPEC or other countries to reduce our crude oil production or exports in the future. A reduction in our oil production or exports could reduce our revenues.

The Mexican Government has imposed price controls in the domestic market on PEMEX’s products.

The Mexican Government has from time to time imposed price controls on the sales of natural gas, liquefied petroleum gas (LPG), gasoline, diesel, gas oil intended for domestic use and fuel oil number 6, among others. As a result of these price controls, we have not been able to pass on all of the increases in the prices of our product purchases to our customers in the domestic market. We do not control the Mexican Government’s domestic policies and the Mexican Government could impose additional price controls on the domestic market in the future. The imposition of such price controls would adversely affect our results of operations. For more information, see “Item 4—Information on the Company—Business Overview—Refining—Pricing Decrees” and “Item 4—Information on the Company—Business Overview—Gas and Basic Petrochemicals—Pricing Decrees” in the Form 20-F.

The Mexican nation, not PEMEX, owns the hydrocarbon reserves in Mexico.

The Political Constitution of the United Mexican States provides that the Mexican nation, not PEMEX, owns all petroleum and other hydrocarbon reserves located in Mexico. Although Mexican law gives Pemex-Exploration and Production the exclusive right to exploit Mexico’s hydrocarbon reserves, it does not preclude the Mexican Congress from changing current law and assigning some or all of these rights to another company. Such an event would adversely affect our ability to generate income.

Information on Mexico’s hydrocarbon reserves is based on estimates, which are uncertain and subject to revisions.

The information on oil, gas and other reserves set forth in the Form 20-F is based on estimates. Reserves valuation is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner; the accuracy of any reserves estimate depends on the quality and reliability of available data, engineering and geological interpretation and subjective judgment. Additionally, estimates may be revised based on subsequent results of drilling, testing and production. These estimates are also subject to certain adjustments based on changes in variables, including crude oil prices. Therefore, proved reserves estimates may differ materially from the ultimately recoverable quantities of crude oil and natural gas. See “—Risk Factors Related to the Operations of PEMEX—Crude oil and natural gas prices are volatile and low crude oil and natural gas prices adversely affect PEMEX’s income and cash flows and the amount of Mexico’s hydrocarbon reserves.” Pemex-Exploration and Production revises its estimates of Mexico’s hydrocarbon reserves annually, which may result in material revisions to our estimates of Mexico’s hydrocarbon reserves.

PEMEX must make significant capital expenditures to maintain its current production levels, and to maintain, as well as increase, Mexico’s proved hydrocarbon reserves. Mexican Government budget cuts, reductions in PEMEX’s income and inability to obtain financing may limit PEMEX’s ability to make capital investments.

We invest funds to maintain, as well as increase, the amount of extractable hydrocarbon reserves in Mexico. We also continually invest capital to enhance our hydrocarbon recovery ratio and improve the reliability and productivity of our infrastructure. While the replacement rate for proved hydrocarbon reserves has increased in recent years, from 77.1% in 2009 to 85.8% in 2010, the overall replacement rate remained less than 100% until 2011, which represents a decline in Mexico’s proved hydrocarbon reserves. Nevertheless, in 2011 the replacement rate for proved hydrocarbon reserves was 101.1%. Pemex-Exploration and Production’s crude oil production decreased by 6.8% from 2008 to 2009, by 1.0% from 2009 to 2010 and by 1.0% from 2010 to 2011, primarily as a result of the decline of production in the Cantarell project. Our ability to make capital expenditures is limited by the substantial taxes that we pay to the Mexican Government and cyclical decreases in our revenues primarily related to lower oil prices. In addition, budget cuts imposed by the Mexican Government and the availability of financing may also limit our ability to make capital investments. For more information, see “Item 4—Information on the Company—History and Development—Capital Expenditures and Investments” in the Form 20-F.

PEMEX may claim some immunities under the Foreign Sovereign Immunities Act and Mexican law, and your ability to sue or recover may be limited.

Petróleos Mexicanos and the subsidiary entities are decentralized public entities of the Mexican Government. Accordingly, you may not be able to obtain a judgment in a U.S. court against us unless the U.S. court determines that we are not entitled to sovereign immunity with respect to that action. In addition, Mexican law does not allow attachment prior to judgment or attachment in aid of execution upon a judgment by Mexican courts upon the assets of Petróleos Mexicanos or the subsidiary entities. As a result, your ability to enforce judgments against us in the courts of Mexico may be limited. We also do not know whether Mexican courts would enforce judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws. Therefore, even if you were able to obtain a U.S. judgment against us, you might not be able to obtain a judgment in Mexico that is based on that U.S. judgment. Moreover, you may not be able to enforce a judgment against our property in the United States except under the limited circumstances specified in the Foreign Sovereign Immunities Act of 1976, as amended (the Immunities Act). Finally, if you were to bring an action in Mexico seeking to enforce our obligations under any of our securities, satisfaction of those obligations may be made in pesos, pursuant to the laws of Mexico.

PEMEX’s directors and officers, as well as some of the experts named in this document or the Form 20-F, reside outside the United States. Substantially all of our assets and those of most of our directors, officers and experts are located outside the United States. As a result, you may not be able to effect service of process on our directors or officers or those experts within the United States.

Considerations Related to Mexico

Economic conditions and government policies in Mexico and elsewhere may have a material impact on PEMEX’s operations.

A deterioration in Mexico’s economic condition, social instability, political unrest or other adverse social developments in Mexico could adversely affect our business and financial condition. Those events could also lead to increased volatility in the foreign exchange and financial markets, thereby affecting our ability to obtain new financing and service foreign debt. Additionally, the Mexican Government may cut spending in the future. These cuts could adversely affect our business, financial condition and prospects. In the past, Mexico has experienced several periods of slow or negative economic growth, high inflation, high interest rates, currency devaluation and other economic problems. These problems may worsen or reemerge, as applicable, in the future, and could adversely affect our business and our ability to service our debt. A worsening of international financial or economic conditions, including a slowdown in growth or recessionary conditions in Mexico’s trading partners, including the United States, or the emergence of a new financial crisis, could have adverse effects on the Mexican economy, our financial condition and our ability to service our debt.

Changes in exchange rates or in Mexico’s exchange control laws may hamper the ability of PEMEX to service its foreign currency debt.

The Mexican Government does not currently restrict the ability of Mexican companies or individuals to convert pesos into U.S. dollars or other currencies, and Mexico has not had a fixed exchange rate control policy since 1982. However, in the future, the Mexican Government could impose a restrictive exchange control policy, as it has done in the past. We cannot provide assurances that the Mexican Government will maintain its current policies with regard to the peso or that the peso’s value will not fluctuate significantly in the future. The peso has been subject to significant devaluations against the U.S. dollar in the past and may be subject to significant fluctuations in the future. Mexican Government policies affecting the value of the peso could prevent us from paying our foreign currency obligations.

Most of our debt is denominated in U.S. dollars. In the future, we may incur additional indebtedness denominated in U.S. dollars or other currencies. Declines in the value of the peso relative to the U.S. dollar or other currencies may increase our interest costs in pesos and result in foreign exchange losses to the extent that we have not hedged the exposure with derivative financial instruments.

For information on historical peso/U.S. dollar exchange rates, see “Item 3—Key  Information—Exchange  Rates” in the Form 20-F.

Political conditions in Mexico could materially and adversely affect Mexican economic policy and, in turn, PEMEX’s operations.

Political events in Mexico may significantly affect Mexican economic policy and, consequently, our operations. On December 1, 2006, Felipe de Jesús Calderón Hinojosa formally assumed office for a six-year term as the President of Mexico. Currently, no political party holds a simple majority in either house of the Mexican Congress.

Presidential and federal congressional elections in Mexico were held on July 1, 2012. Each Mexican presidential election results in a change in administration, as presidential reelection is not permitted in Mexico. We cannot predict whether changes in Mexican governmental policy will result from the change in administration. Any such change could adversely affect economic conditions or the industry in which we operate in Mexico and therefore our results of operations and financial position.

Mexico has experienced a period of increasing criminal violence and such activities could affect PEMEX’s operations.

Recently, Mexico has experienced a period of increasing criminal violence, primarily due to the activities of drug cartels and related criminal organizations. In response, the Mexican Government has implemented various security measures and has strengthened its military and police forces. Despite these efforts, drug-related crime continues to exist in Mexico. These activities, their possible escalation and the violence associated with them, in an extreme case, may have a negative impact on our financial condition and results of operations.

Risks Related to Non-Participation in the Exchange Offers

If holders of old securities do not participate in the exchange offers, the old securities will continue to be subject to transfer restrictions.

Holders of old securities that are not registered under the Securities Act who do not exchange their unregistered old securities for new securities will continue to be subject to the restrictions on transfer that are listed on the legends of those old securities. These restrictions will make the old securities less liquid. To the extent that old securities are tendered and accepted in the exchange offers, the trading market, if any, for the old securities would be reduced.

Risks Related to the New Securities

The market for the new securities or the old securities may not be liquid, and market conditions could affect the price at which the new securities or the old securities trade.

The issuer will apply, through its listing agent, to have the new securities admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange. All of the old securities are currently admitted to trading on the Euro MTF. In the event that the new securities are admitted to trading on the Euro MTF, we will use our best efforts to maintain such listing; provided that if legislation is adopted in Luxembourg in a manner that would require us to publish our financial statements according to accounting principles or standards that are materially different from those we apply in our financial reporting under the securities laws of Mexico and the United States or that would otherwise impose requirements on us or the guarantors that we determine in good faith are unduly burdensome, the issuer may de-list the new securities and/or the old securities. The issuer will use its reasonable best efforts to obtain an alternative admission to listing, trading or quotation for such securities by another listing authority, exchange or system within or outside the European Union, as the issuer may reasonably decide, although there can be no assurance that such alternative listing will be obtained.

In addition, the issuer cannot promise that a market for either the new securities or the old securities will be liquid or will continue to exist. Prevailing interest rates and general market conditions could affect the price of the new securities or the old securities. This could cause the new securities or the old securities to trade at prices that may be lower than their principal amount or their initial offering price.

The new securities will contain provisions that permit the issuer to amend the payment terms of the new securities without the consent of all holders.

The new securities will contain provisions regarding acceleration and voting on amendments, modifications and waivers which are commonly referred to as “collective action clauses.” Under these provisions, certain key terms of a series of the new securities may be amended, including the maturity date, interest rate and other payment terms, without the consent of all of the holders. See “Description of the New Securities—Modification and Waiver.”

FORWARD-LOOKING STATEMENTS

This prospectus contains words, such as “believe,” “expect,” “anticipate” and similar expressions that identify forward-looking statements, which reflect our views about future events and financial performance. We have made forward-looking statements that address, among other things, our:

•	drilling and other exploration activities;

•	import and export activities;

•	projected and targeted capital expenditures and other costs, commitments and revenues; and

•	liquidity.

Actual results could differ materially from those projected in such forward-looking statements as a result of various factors that may be beyond our control. These factors include, but are not limited to:

•	changes in international crude oil and natural gas prices;

•	effects on us from competition;

•	limitations on our access to sources of financing on competitive terms;

•	significant developments in the global economy;

•	significant economic or political developments in Mexico;

•	developments affecting the energy sector; and

•	changes in our regulatory environment.

Accordingly, you should not place undue reliance on these forward-looking statements. In any event, these statements speak only as of their dates, and we undertake no obligation to update or revise any of them, whether as a result of new information, future events or otherwise.

For a discussion of important factors that could cause actual results to differ materially from those contained in any forward-looking statement, you should read “Risk Factors” above.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the new securities under the exchange offers. In consideration for issuing the new securities as contemplated in this prospectus, we will receive in exchange an equal principal amount of old securities, which will be cancelled. Accordingly, the exchange offers will not result in any increase in our indebtedness or the guarantors’ indebtedness. The net proceeds we received from issuing the old securities were and are being used to finance our investment program.

RATIO OF EARNINGS TO FIXED CHARGES

PEMEX’s ratio of earnings to fixed charges is calculated as follows:

Earnings, for this purpose, consist of pretax income (loss) from continuing operations before income from equity investees, plus fixed charges, minus interest capitalized during the period, plus the amortization of interest capitalized during the period and plus dividends received on equity investments. Pretax income (loss) is calculated after the deduction of hydrocarbon duties, but before the deduction of the hydrocarbon income tax and other income taxes. Fixed charges for this purpose consist of the sum of interest expense plus interest capitalized during the period. Fixed charges do not take into account exchange gain or loss attributable to PEMEX’s indebtedness.

Mexican FRS differs in certain significant respects from U.S. GAAP. The material differences as they relate to PEMEX’s financial statements are described in Note 21 to the 2011 financial statements. IFRS differs in certain significant respects from Mexican FRS. The material differences as they relate to PEMEX’s financial statements are described in Notes 2 and 13 to the March 2012 interim financial statements. In addition, IFRS differs in significant respects from U.S. GAAP; however, no reconciliation was or will be prepared for the first quarter of 2012.

The following table sets forth PEMEX’s consolidated ratio of earnings to fixed charges for each of the years in the five-year period ended December 31, 2011, in accordance with Mexican FRS and U.S. GAAP, and for the three month periods ended March 31, 2011 and 2012 in accordance with IFRS.

	For the period ended
	December 31,					March 31,
	2007	2008	2009	2010	2011	2011	2012
Ratio of earnings to fixed charges:
Mexican FRS(1)	—	—	—	—	—	n.a.	n.a.
U.S. GAAP(1)	—	—	—	—	—	n.a.	n.a.
IFRS	n.a.	n.a.	n.a.	n.a.	n.a.	1.4308	3.4047

Note:	n.a = Not applicable.
(1)	Under Mexican FRS, earnings for the years ended December 31, 2007, 2008, 2009, 2010 and 2011 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 16,174 million, Ps. 96,481 million, Ps. 88,542 million, Ps. 45,873 million and Ps. 89,529 million for the years ended December 31, 2007, 2008, 2009, 2010 and 2011, respectively. Under U.S. GAAP, earnings for the years ended December 31, 2007, 2008, 2009, 2010 and 2011 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 33,160 million, Ps. 55,626 million, Ps. 46,658 million, Ps. 16,112 million and Ps. 110,034 million for the years ended December 31, 2007, 2008, 2009, 2010 and 2011, respectively.

Source: PEMEX’s financial statements.

CAPITALIZATION OF PEMEX

The following table sets forth the capitalization of PEMEX at March 31, 2012, as calculated in accordance with IFRS.

	At March 31, 2012(1)(2)
	(millions of pesos or U.S. dollars)
Long-term external debt	Ps.529,146	U.S.$	41,182
Long-term domestic debt	107,589		8,373

Total long-term debt(3)	636,735		49,555

Certificates of Contribution “A”(4)	49,605		3,861
Mexican Government contributions to Petróleos Mexicanos	182,177		14,178
Legal reserve	988		77
Other comprehensive income (loss)	(28,380)		(2,209)
Accumulated losses from prior years	(66,445)		(5,171)
Net income for the period	33,881		2,637

Total equity (deficit)	171,826		13,373

Total capitalization	Ps.808,561	U.S.$	62,928

Note:	Numbers may not total due to rounding.
(1)	Unaudited. Convenience translations into U.S. dollars of amounts in pesos have been made at the established exchange rate of Ps. 12.8489 = U.S. $1.00 at March 31, 2012. Such translations should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollar amounts at the foregoing or any other rate.
(2)	As of the date of this prospectus, there has been no material change in the capitalization of PEMEX since March 31, 2012, except for PEMEX’s undertaking of (a) the new financings described in “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources—Financing Activities—2012 Financing Activities” in the Form 20-F, (b) the new financings described in “Operating and Financial Review and Prospects—Liquidity and Capital Resources—Recent Financing Activities” in the Form 6-K, (c) the issuance by Petróleos Mexicanos of U.S. $1,750,000,000 of 2044 old securities on June 26, 2012 and (d) the anticipated issuance on July 6, 2012 by Petróleos Mexicanos of U.S. $800,000,000 of notes due 2022 guaranteed by Export-Import Bank of the United States.
(3)	Total long-term debt does not include short-term indebtedness of Ps. 106.9 billion (U.S. $8.3 billion) at March 31, 2012 or accrued interest.
(4)	Equity instruments held by the Mexican Government.

Source: PEMEX’s March 2012 interim financial statements.

GUARANTORS

The guarantors—Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals—are decentralized public entities of Mexico, which were created by the Mexican Congress on July 17, 1992 out of operations that had previously been directly managed by Petróleos Mexicanos. Each of the guarantors is a legal entity empowered to own property and carry on business in its own name. The executive offices of each of the guarantors are located at Avenida Marina Nacional No. 329, Colonia Petróleos Mexicanos, México, D.F. 11311, México. Our telephone number, which is also the telephone number for the guarantors, is (52-55) 1944-2500.

The activities of the issuer and the guarantors are regulated primarily by:

•

the Ley Reglamentaria del Artículo 27 Constitucional en el Ramo del Petróleo (Regulatory Law to Article 27 of the Political Constitution of the United Mexican States Concerning Petroleum Affairs, or the Regulatory Law);

•	the Ley de Petróleos Mexicanos (Petróleos Mexicanos Law); and

•	the Reglamento de la Ley de Petróleos Mexicanos (Regulations to the Petróleos Mexicanos Law).

The operating activities of the issuer are allocated among the guarantors and the other subsidiary entity, Pemex-Petrochemicals, each of which has the characteristics of a subsidiary of the issuer. The principal business lines of the guarantors are as follows:

•	Pemex-Exploration and Production explores for and exploits crude oil and natural gas and transports, stores and markets these hydrocarbons;

•	Pemex-Refining refines petroleum products and derivatives that may be used as basic industrial raw materials and stores, transports, distributes and markets these products and derivatives; and

•

Pemex-Gas and Basic Petrochemicals processes natural gas, natural gas liquids and derivatives that may be used as basic industrial raw materials and stores, transports, distributes and markets these products and produces, stores, transports, distributes and markets basic petrochemicals.

For further information about the legal framework governing the guarantors, see “Item 4—Information on the Company—History and Development” in the Form 20-F. Copies of the Petróleos Mexicanos Law will be available at the specified offices of Deutsche Bank Trust Company Americas and the paying agent and transfer agent in Luxembourg.

The guarantors have been consolidated with PEMEX in the 2011 financial statements included in the Form 20-F and the March 2012 interim financial statements included in the Form 6-K incorporated by reference in this prospectus. See Notes 18 and 22 to the 2011 financial statements and Note 10 to the March 2012 interim financial statements for the selected consolidating statement of financial position, statement of operations and statement of cash flow data for the guarantors that are utilized to produce the consolidated financial statements of PEMEX. None of the guarantors publish their own financial statements.

The following is a brief description of each guarantor.

Pemex-Exploration and Production

Pemex-Exploration and Production explores for and produces crude oil and natural gas, primarily in the northeastern and southeastern regions of Mexico and offshore in the Gulf of Mexico. In nominal peso terms, our capital investment in exploration and production activities decreased by 9.1% in 2011. As a result of our investments in previous years, our total hydrocarbon production reached a level of approximately 3,720 thousand barrels of oil equivalent per day in 2011. Pemex-Exploration and Production’s crude oil production decreased by 1.0% from 2010 to 2011, averaging 2,550 thousand barrels per day in 2011, primarily as a result of the decline of the Cantarell project, which was partially offset by increased crude oil production in the following projects: Ku-Maloob-Zaap, Crudo Ligero Marino, Delta del Grijalva, Ixtal Manik, Yaxché and Ogarrio-Magallanes.

Pemex-Exploration and Production’s natural gas production (excluding natural gas liquids) decreased by 6.1% from 2010 to 2011, averaging 6,594 million cubic feet per day in 2011. This decrease in natural gas production was a result of lower volumes from the Cantarell, Burgos and Veracruz projects. Exploration drilling activity decreased by 15.4% from 2010 to 2011, from 39 exploratory wells completed in 2010 to 33 exploratory wells completed in 2011. Development drilling activity decreased by 20.8% from 2010 to 2011, from 1,264 development wells completed in 2010 to 1,001 development wells completed in 2011. In 2011, we completed the drilling of 1,034 wells in total. Our drilling activity in 2011 was focused on increasing the production of non-associated gas in the Burgos, Veracruz and Macuspana projects and of heavy crude oil in the Ku-Maloob-Zaap and Cantarell projects.

In 2011, our reserves replacement rate (referred to as the RRR) was 101.1%, which was 15.3 percentage points higher than its RRR in 2010, which was 85.8%.

Our well-drilling activities during 2011 led to significant onshore and offshore discoveries. The main discoveries included heavy crude oil reserves located in the Southeastern basins, specifically in the Northeastern and Southwestern Marine regions, and light crude oil reserves located in both the Southwestern Marine and Southern regions. In addition, exploration activities in the Northern region led to the discovery of additional non-associated gas reserves in the Burgos and Veracruz basins. Our current challenge with respect to these discoveries is their immediate development in order to increase current production levels.

Pemex-Exploration and Production’s production goals for 2012 include increasing its crude oil production to approximately 2.6 million barrels per day and maintaining natural gas production above 6.0 billion cubic feet per day, in order to better satisfy domestic demand for natural gas, and thus lower the rate of increase of imports of natural gas and natural gas derivatives.

For further information about Pemex-Exploration and Production, see “Item 4—Information on the Company—Business Overview—Exploration and Production” in the Form 20-F.

Pemex-Refining

Pemex-Refining converts crude oil into gasoline, jet fuel, diesel, fuel oil, asphalts and lubricants. It also distributes and markets most of these products throughout Mexico, where it experiences significant demand for its refined products. At the end of 2011, Pemex-Refining’s atmospheric distillation refining capacity reached 1,690 thousand barrels per day, incorporating additional capacity due to the reconfiguration of the Minatitlán refinery. In 2011, Pemex-Refining produced 1,190 thousand barrels per day of refined products as compared to 1,229 thousand barrels per day of refined products in 2010. The 3.2% decrease in refined products production was mainly due to several operational issues faced by the national refining system.

For further information about Pemex-Refining, see “Item 4—Information on the Company—Business Overview—Refining” in the Form 20-F.

Pemex-Gas and Basic Petrochemicals

Pemex-Gas and Basic Petrochemicals processes wet natural gas in order to obtain dry natural gas, LPG and other natural gas liquids. Additionally, it transports, distributes and sells natural gas and LPG throughout Mexico and produces and sells several basic petrochemical feedstocks, which are used by Pemex-Refining or Pemex-Petrochemicals. In 2011, Pemex-Gas and Basic Petrochemicals’ total sour natural gas processing capacity remained constant at 4,503 million cubic feet per day. Pemex-Gas and Basic Petrochemicals processed 3,445 million cubic feet per day of sour natural gas in 2011, a 0.7% increase from the 3,422 million cubic feet per day of sour natural gas processed in 2010. It produced 389 thousand barrels per day of natural gas liquids in 2011, a 1.6% increase from the 383 thousand barrels per day of natural gas liquids production in 2010. It also produced 3,692 million cubic feet of dry gas per day in 2011, 2.0% more than the 3,618 million cubic feet of dry gas per day produced in 2010.

For further information about Pemex-Gas and Basic Petrochemicals, see “Item 4—Information on the Company—Business Overview—Gas and Basic Petrochemicals” in the Form 20-F.

THE EXCHANGE OFFERS

This is a summary of the exchange offers and the material provisions of the exchange and registration rights agreements that we entered into on January 17, 2012 with the initial purchasers of the 2022 old securities, on October 18, 2011 with the initial purchasers of the 2041 old securities and on June 26, 2012 with the initial purchasers of the 2044 old securities. This section may not contain all the information that you should consider regarding the exchange offers and the exchange and registration rights agreements before participating in the exchange offers. For more detail, you should refer to the exchange and registration rights agreements, which we have filed with the SEC as exhibits to the registration statement. You can obtain copies of these documents by following the instructions under the heading “Where You Can Find More Information.”

Background and Purpose of the Exchange Offers

We sold the 2022 old securities to a group of initial purchasers pursuant to a terms agreement dated January 17, 2012. We sold the 2041 old securities to a group of initial purchasers pursuant to a terms agreement dated October 12, 2011. We sold the 2044 old securities to a group of initial purchasers pursuant to a terms agreement dated June 19, 2012. The initial purchasers then resold the 2022 old securities, the 2041 old securities and the 2044 old securities to other purchasers in offshore transactions in reliance on Regulation S of the Securities Act and to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

We also entered into exchange and registration rights agreements with the initial purchasers of the 2022 old securities, the initial purchasers of the 2041 old securities and the initial purchasers of the 2044 old securities. As long as we determine that applicable law permits us to make the exchange offers, these exchange and registration rights agreements require that we use our best efforts to:

Action	Date Required
1. File a registration statement for a registered exchange offer relating to new securities with terms substantially similar to the relevant series of old securities	September 30, 2012
2. Cause the registration statement to be declared effective by the SEC and promptly begin the exchange offer after the registration statement is declared effective	March 1, 2013
3. Issue the new securities in exchange for all old securities of the relevant series tendered in the exchange offer	April 5, 2013

The exchange offers described in this prospectus will satisfy our obligations under the exchange and registration rights agreements relating to the 2022 old securities, the 2041 old securities and the 2044 old securities.

General Terms of the Exchange Offers

We are offering, upon the terms and subject to the conditions set forth in this prospectus, to exchange the old securities for new securities.

New Securities Series	Corresponding Old Securities Series
2022 new securities	2022 old securities
2041 new securities	2041 old securities
2044 new securities	2044 old securities

As of the date of this prospectus, the following amounts of each series of old securities are outstanding:

•	U.S. $2,100,000,000 aggregate principal amount of 2022 old securities;

•	U.S. $1,250,000,000 aggregate principal amount of 2041 old securities; and

•	U.S. $1,750,000,000 aggregate principal amount of 2044 old securities.

The exchange offer for the 2041 old securities does not relate to the U.S. $1,250,000,000 6.500% Bonds due 2041 that we issued on June 2, 2011, of which U.S. $20,120,000 in aggregate principal amount is outstanding following the SEC-registered exchange offer that we concluded in October 2011.

Upon the terms and subject to the conditions set forth in this prospectus, we will accept for exchange all old securities that are validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. We will issue new securities of each series in exchange for an equal principal amount of outstanding old securities of the corresponding series accepted in the exchange offers. Holders may tender their old securities only in a principal amount of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof. Subject to these requirements, you may tender less than the aggregate principal amount of any series of old securities you hold, as long as you appropriately indicate this fact in your acceptance of the exchange offers.

We are sending this prospectus to all holders of record of the 2022 old securities, the 2041 old securities and the 2044 old securities as of —, 2012. However, we have chosen this date solely for administrative purposes, and there is no fixed record date for determining which holders of old securities are entitled to participate in the exchange offers. Only holders of old securities, their legal representatives or their attorneys-in-fact may participate in the exchange offers.

The exchange offers are not conditioned upon any minimum principal amount of old securities being tendered for exchange. However, our obligation to accept old securities for exchange is subject to certain conditions as set forth below under “—Conditions to the Exchange Offers.”

Any holder of old securities that is an “affiliate” of Petróleos Mexicanos or an “affiliate” of any of the guarantors may not participate in the exchange offers. We use the term “affiliate” as defined in Rule 405 of the Securities Act. We believe that, as of the date of this prospectus, no such holder is an “affiliate” as defined in Rule 405.

We will have formally accepted validly tendered old securities when we give written notice of our acceptance to the exchange agent. The exchange agent will act as our agent for the purpose of receiving old securities from holders and delivering new securities to them in exchange.

The new securities issued pursuant to the exchange offers will be delivered as promptly as practicable following the expiration date. If we do not extend the expiration date, then we would expect to deliver the new securities on or about •, 2012.

Resale of New Securities

Based on interpretations by the staff of the SEC set forth in no-action letters issued to other issuers, we believe that you may offer for resale, resell or otherwise transfer the new securities issued in the exchange offers without compliance with the registration and prospectus delivery provisions of the Securities Act. However, this right to freely offer, resell and transfer exists only if:

•	you are not a broker-dealer who purchased the old securities directly from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;

•	you are not an “affiliate” of ours or any of the guarantors, as that term is defined in Rule 405 of the Securities Act; and

•

you are acquiring the new securities in the ordinary course of your business, you are not participating in, and do not intend to participate in, a distribution of the new securities and you have no arrangement or understanding with any person to participate in a distribution of the new securities.

If you acquire new securities in the exchange offers for the purpose of distributing or participating in a distribution of the new securities or you have any arrangement or understanding with respect to the distribution of the new securities, you may not rely on the position of the staff of the SEC enunciated in the no-action letters to Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available April 13, 1988), or interpreted in the SEC interpretative letter to Shearman & Sterling LLP (available July 2, 1993), or similar no-action or interpretative letters, and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

Each broker-dealer participating in the exchange offers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new securities received in exchange for old securities that were acquired as a result of market-making activities or other trading activities. By acknowledging this obligation and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new securities received in exchange for old securities where the broker-dealer acquired the old securities as a result of market-making activities or other trading activities. We have agreed to make this prospectus available to any broker-dealer for up to 180 days after the registration statement is declared effective (subject to extension under certain circumstances) for use in connection with any such resale. See “Plan of Distribution.”

Expiration Date; Extensions; Amendments

The exchange offers will expire on •, 2012, at 5:00 p.m., New York City time, unless we extend the exchange offers. If we extend them, the exchange offers will expire on the latest date and time to which they are extended.

If we elect to extend the expiration date, we will notify the exchange agent of the extension by written notice and will make a public announcement regarding the extension prior to 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, to:

•	delay accepting any old securities tendered,

•	extend the exchange offers, and

•	amend the terms of the exchange offers in any manner.

If we amend the terms of the exchange offers, we will promptly disclose the amendments in a new prospectus that we will distribute to the registered holders of the old securities. The term “registered holder” as used in this prospectus with respect to the old securities means any person in whose name the old securities are registered on the books of the trustee.

If the exchange offers are extended, we will notify the Luxembourg Stock Exchange of the new expiration date.

Holders’ Deemed Representations, Warranties and Undertakings

By tendering your old securities pursuant to the terms of the exchange offers, you are deemed to make certain acknowledgments, representations, warranties and undertakings to the issuer and the exchange agent, including that, as of the time of your tender and on the settlement date:

1.	any new securities you receive in exchange for old securities tendered by you in the exchange offers will be acquired in the ordinary course of business by you;

2.	you own, or have confirmed that the party on whose behalf you are acting owns, the old securities being offered, and have the full power and authority to offer for exchange the old securities offered by you, and that if the same are accepted for exchange by the issuer pursuant to the exchange offers, the issuer will acquire good and marketable title thereto on the settlement date, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

3.	if you or any such other holder of old securities is not a broker-dealer, neither you nor such other person is engaged in, or intends to engage in, a distribution of the new securities;

4.	neither you nor any person who will receive the new securities has any arrangement or understanding with any person to participate in a distribution of the new securities;

5.	you are not an “affiliate” of the issuer or any of the guarantors, as that term is defined in Rule 405 of the Securities Act;

6.	if you or any such other holder of old securities is a broker-dealer, you will receive new securities for your own account in exchange for old securities that were acquired by you as a result of market-making activities or other trading activities and acknowledge that you will deliver a prospectus in connection with any resale of such new securities. However, by so acknowledging and by delivering a prospectus, you or such other person will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act;

7.	the exchange offers are being made in reliance upon existing interpretations by the staff of the SEC set forth in interpretive letters issued to parties unrelated to the issuer that the new securities issued in exchange for the old securities pursuant to the exchange offers may be offered for sale, resold and otherwise transferred by holders thereof (other than any such holder that is an “affiliate” of the issuer or any of the guarantors within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such new securities are acquired in the ordinary course of such holder’s business and such holder has no arrangement or understanding with any person to participate in the distribution of such new securities;

8.	you acknowledge that your exchange offer constitutes an irrevocable offer to exchange the old securities specified therein for new securities, on the terms and subject to the conditions of the exchange offers (and subject to the issuer’s right to terminate or amend the exchange offers and to your right to withdraw your acceptance prior to 5:00 p.m., New York City time, on the expiration date, in either case in the manner specified in this prospectus);

9.	all questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders will be determined by the issuer, in its sole discretion, which determination shall be final and binding;

10.	you will, upon request, execute and deliver any additional documents deemed by the exchange agent or the issuer to be necessary or desirable to complete such exchange;

11.	(a) if your old securities are held through an account at DTC, you have (1) delivered your old securities by book-entry transfer to the account maintained by the exchange agent at the book-entry transfer facility maintained by DTC and (2) you have transmitted your acceptance of the exchange offers to DTC electronically through DTC’s ATOP system in accordance with DTC’s normal procedures; or (b) if your old securities are held through an account at Euroclear or Clearstream Banking, société anonyme (Clearstream, Luxembourg), you have delivered or caused to be delivered instructions to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with their normal procedures, to take the steps referred to in clause (a) above with respect to your old securities; and

12.	you authorize the exchange agent, DTC, Euroclear and/or Clearstream, Luxembourg, as the case may be, to take those actions specified in this prospectus with respect to the old securities that are the subject of the exchange offers.

Procedures for Tendering Old Securities

Old securities can only be tendered by a financial institution that is a participant in the book-entry transfer system of DTC. All of the old securities are issued in the form of global securities that trade in the book-entry systems of DTC, Euroclear and Clearstream, Luxembourg.

If you are a DTC participant and you wish to tender your old securities in the exchange offers, you must:

1.	transmit your old securities by book-entry transfer to the account maintained by the exchange agent at the book-entry transfer facility system maintained by DTC before 5:00 p.m., New York City time, on the expiration date; and

2.	acknowledge and agree to be bound by the terms set forth under “—Holders’ Deemed Representations, Warranties and Undertakings” through the electronic transmission of an agent’s message via DTC’s ATOP system.

The term “agent’s message” means a computer-generated message that DTC’s book-entry transfer facility has transmitted to the exchange agent and that the exchange agent has received. The agent’s message forms part of a book-entry transfer confirmation, which states that DTC has received an express acknowledgment from you as the participating holder tendering old securities. We may enforce this agreement against you.

If you are not a direct participant in DTC and hold your old securities through a DTC participant or the facilities of Euroclear or Clearstream, Luxembourg, you or the custodian through which you hold your old securities must submit, in accordance with the procedures of DTC, Euroclear or Clearstream, Luxembourg computerized instructions to DTC, Euroclear or Clearstream, Luxembourg to transfer your old securities to the exchange agent’s account at DTC and make, on your behalf, the acknowledgments, representations, warranties and undertakings set forth under “—Holders’ Deemed Representations, Warranties and Undertakings” through the electronic submission of an agent’s message via DTC’s ATOP system.

You must be sure to take these steps sufficiently in advance of the expiration date to allow enough time for any DTC participant or custodian through which you hold your securities, Euroclear or Clearstream, Luxembourg, as applicable, to arrange for the timely electronic delivery of your old securities and submission of an agent’s message through DTC’s ATOP system.

Delivery of instructions to Euroclear or Clearstream, Luxembourg does not constitute delivery to the exchange agent through DTC’s ATOP system. You may not send any old securities or other documents to us.

If you are a beneficial owner whose old securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender old securities in the exchange offers, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

Your tender of old securities and our acceptance of them as part of the exchange offers will constitute an agreement between you and Petróleos Mexicanos under which both of us accept the terms and conditions contained in this prospectus.

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of old securities tendered for exchange, and our determinations will be final and binding. We reserve the absolute right to reject any and all old securities that are not properly tendered or any old securities which we cannot, in our opinion or that of our counsel, lawfully accept. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offers as to particular old securities or particular holders of old securities either before or after the expiration date.

Our interpretation of the terms and conditions of the exchange offers will be final and binding on all parties. Unless we waive them, any defects or irregularities in connection with tenders of old securities for exchange must be cured within a period of time that we will determine. While we will use reasonable efforts to notify holders of defects or irregularities with respect to tenders of old securities for exchange, we will not incur any liability for failure to give notification. We will not consider old securities to have been tendered until any defects or irregularities have been cured or waived.

Acceptance of Old Securities for Exchange; Delivery of New Securities

After all the conditions to the exchange offers have been satisfied or waived, we will accept any and all old securities that are properly tendered before 5:00 p.m., New York City time, on the expiration date. We will deliver the new securities that we issue in the exchange offers promptly after expiration of the exchange offers. For purposes of the exchange offers, we will have formally accepted validly tendered old securities when we give written notice of acceptance to the exchange agent.

We will issue new securities in exchange for old securities only after the exchange agent’s timely receipt of:

•	a confirmation of a book-entry transfer of the old securities into the exchange agent’s DTC account; and

•

an agent’s message transmitted through DTC’s ATOP system in which the tendering holder acknowledges and agrees to be bound by the terms set forth under “—Holders’ Deemed Representations, Warranties and Undertakings.”

However, we reserve the absolute right to waive any defects or irregularities in any tenders of old securities for exchange. If we do not accept any tendered old securities for any reason, they will be returned, without expense to the tendering holder, as promptly as practicable after the expiration or termination of the exchange offers.

Withdrawal of Tenders

Unless we have already accepted the old securities under the exchange offers, you may withdraw your tendered old securities at any time before 5:00 p.m., New York City time, on the scheduled expiration date. We may extend the expiration date without extending withdrawal rights.

For a withdrawal to be effective, the exchange agent must receive a written notice through the electronic submission of an agent’s message through, and in accordance with, the withdrawal procedures applicable to DTC’s ATOP system, before we have accepted the old securities for exchange and before 5:00 p.m., New York City time, on the scheduled expiration date. Notices of withdrawal must:

1.	specify the name of the person who deposited the old securities to be withdrawn;

2.	identify the series of old securities to be withdrawn, including the principal amount of such old securities; and

3.	be signed electronically by the holder in the same manner as the original signature by which the holder tendered the old securities.

We will determine in our sole discretion all questions relating to the validity, form, eligibility and time of receipt of withdrawal notices. We will consider old securities that are properly withdrawn as not validly tendered for exchange for purposes of the exchange offers. Any old securities that are tendered for exchange but are withdrawn will be returned to their holder, without cost, as soon as practicable after their valid withdrawal. You may retender any old securities that have been properly withdrawn at any time on or before the expiration date by following the procedures described under “—Procedures for Tendering Old Securities” above.

If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities, arrange for a direct participant in DTC to submit your written notice of withdrawal to DTC electronically.

Conditions to the Exchange Offers

Notwithstanding any other terms of the exchange offers or any extension of the exchange offers, there are some circumstances in which we are not required to accept old securities for exchange or issue new securities in exchange for them. In these circumstances, we may terminate or amend the exchange offers as described above before accepting old securities. We may take these steps if:

•	we determine that we are not permitted to effect the exchange offers because of any change in law or applicable interpretations by the SEC;

•

a stop order is in effect or has been threatened with respect to the exchange offers or the qualification of the indenture under the Trust Indenture Act of 1939, as amended (which we refer to as the Trust Indenture Act); provided that we use our best efforts to prevent the stop order from being issued, or if it has been issued, to have it withdrawn as promptly as practicable; or

•	we determine in our reasonable judgment that our ability to proceed with the exchange offers may be materially impaired because of changes in the SEC staff’s interpretations.

If we determine, in good faith, that any of the foregoing conditions are not satisfied, we have the right to:

•	refuse to accept any old securities and return all tendered securities to the tendering holders;

•	extend the exchange offers and retain all old securities that were tendered prior to the expiration date, unless the holders exercise their right to withdraw them (see “—Withdrawal of Tenders”); or

•

waive the unsatisfied conditions of the exchange offers and accept all validly tendered old securities that have not been withdrawn. If a waiver of this type constitutes a material change to the exchange offers, we will promptly disclose the waiver in a supplement to this prospectus that will be distributed to the registered holders. We may also extend the exchange offers for a period of time, depending on the waiver’s significance and the manner in which it was disclosed to the registered holders, if the exchange offers would otherwise expire during that period.

Consequences of Failure to Exchange

You will not be able to exchange old securities for new securities under the exchange offers if you do not tender your old securities by the expiration date. After the exchange offers expire, holders may not offer or sell their untendered old securities in the United States except in accordance with an applicable exemption from the registration requirements of the Securities Act. However, subject to some conditions, we have an obligation to file a shelf registration statement covering resales of untendered old securities, as discussed below under “—Shelf Registration Statement.”

The Exchange Agent; Luxembourg Listing Agent

Deutsche Bank Trust Company Americas is the exchange agent. All tendered old securities and other related documents should be directed to the exchange agent, by book-entry transfer as detailed under “—Procedures for Tendering Old Securities.” You should address questions, requests for assistance and requests for additional copies of this prospectus and other related documents to the exchange agent as follows:

DB Services Americas, Inc.

Trust Security Services

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

Phone: (800) 735-7777

You may also obtain additional copies of this prospectus from our Luxembourg listing agent at the following address:

KBL European Private Bankers S.A.

43 Boulevard Royal

L-2955 Luxembourg

Fees and Expenses

We will pay all expenses related to our performance of the exchange offers, including:

•	all SEC registration and filing fees and expenses;

•	all costs related to compliance with federal securities and state “blue sky” laws;

•	all printing expenses;

•	all fees and disbursements of our attorneys; and

•	all fees and disbursements of our independent certified public accountants.

The initial purchasers have agreed to reimburse us for some of these expenses.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offers. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with the exchange offers.

Transfer Taxes

We will pay all transfer taxes incurred by you as a holder tendering your old securities for exchange under the exchange offers. However, you will be responsible for paying any applicable transfer taxes on those transactions if:

•	you instruct us to register the new securities in someone else’s name; or

•	you request that we return untendered or withdrawn old securities or old securities not accepted in the exchange offers to someone else.

Shelf Registration Statement

Under each of the exchange and registration rights agreements that we entered into with the initial purchasers of the 2022 old securities, the 2041 old securities and the 2044 old securities, we are obligated in some situations to file a shelf registration statement under the Securities Act covering holders’ resales of those old securities. We have agreed to use our best efforts to cause a shelf registration statement to become effective if:

1.	we cannot file the exchange offer registration statement or issue the new securities because the applicable exchange offers are no longer permitted by applicable law or applicable SEC policy;

2.	for any other reason, we fail to complete the exchange offers within the time period set forth in the applicable exchange and registration rights agreement; or

3.	any holder of the 2022 old securities, the 2041 old securities or the 2044 old securities notifies us less than 20 days after the exchange offers are completed that:

•

a change in applicable law or SEC policy prevents it from reselling the new securities to the public without delivering a prospectus, and this prospectus is not appropriate or available for such resales;

•	it is an initial purchaser and owns old securities purchased directly from us or an affiliate of ours; or

•

the holders of a majority of the relevant series of old securities are not allowed to resell to the public the new securities acquired in the exchange offers without restriction under the Securities Act or applicable “blue sky” or state securities laws.

If we are obligated to file a shelf registration statement, we will at our own expense use our best efforts to file it within 30 days after the filing obligation arises (but in no event before August 1 or after September 30 of any calendar year).

We will use our best efforts to have the SEC declare the shelf registration statement effective within 60 days after we are required to file the shelf registration statement, and to keep the shelf registration statement effective and to amend and supplement the prospectus contained in it to permit any holder of securities covered by it to deliver that prospectus for use in connection with any resale until the earlier of one year after the effective date of the registration statement (or a shorter period under certain circumstances) or such time as all of the securities covered by the shelf registration statement have been sold pursuant thereto or may be sold pursuant to Rule 144(d) under the Securities Act if held by a non-affiliate of the issuer. Nonetheless, we will not be required to cause the shelf registration statement to be declared effective by the SEC or keep it effective, supplemented or amended during any period prior to August 1 or after September 30 of any calendar year.

In the event that a shelf registration statement is filed, we will provide each holder of old securities that cannot be transferred freely with copies of the prospectus that is part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take certain other actions that are required to permit unrestricted resales of the new securities. A holder that sells old securities pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with its sales and will be bound by the provisions of the relevant exchange and registration rights agreement that are applicable to that holder (including certain indemnification rights and obligations).

In order to be eligible to sell its securities pursuant to the shelf registration statement, a holder must comply with our request for information about the holder which we may, as required by the SEC, include in the shelf registration statement within 15 days after receiving our request.

Additional Interest

Under each of the exchange and registration rights agreements that we entered on January 24, 2012, October 18, 2011 and June 26, 2012 we must pay additional interest as liquidated damages to holders of old securities of the relevant series in the event of any of the following registration defaults:

1.	we do not file the exchange offer registration statement or shelf registration statement in lieu thereof, on or before September 30, 2012;

2.	the exchange offer registration statement or shelf registration statement in lieu thereof is not declared effective by the SEC on or before March 1, 2013;

3.	we fail to consummate the exchange offer for the relevant series of old securities by April 5, 2013;

4.	a shelf registration statement required to be filed pursuant to the exchange and registration rights agreement is not filed on or before the date specified for its filing;

5.	a shelf registration statement otherwise required to be filed is not declared effective on or before the date specified in the relevant exchange and registration rights agreement; or

6.	the shelf registration statement is declared effective but subsequently, subject to certain limited exceptions, ceases to be effective at any time that we and the guarantors are obligated to maintain its effectiveness.

After a registration default occurs, we will increase the interest rate on the relevant series of 2022 old securities, 2041 old securities or 2044 old securities by 0.25% per year over the rate stated on the face of the old securities for each 90-day period during which the registration default continues, up to a maximum increase of 1.00% per year over the original rate; provided that such additional interest will cease to accrue on the later of (i) the date on which the old securities of the relevant series become freely transferable pursuant to Rule 144 under the Securities Act and (ii) the date on which the Barclays Capital Inc. U.S. Aggregate Bond Index is modified to permit the inclusion of freely transferable securities that have not been registered under the Securities Act. We call this increase in the interest rate “additional interest.” Our obligation to pay additional interest will cease once we have cured the registration defaults and the applicable interest rate on each affected series of old securities will revert to the original rate.

DESCRIPTION OF THE NEW SECURITIES

General

This is a summary of the material terms of the new securities and the indenture dated January 27, 2009 between Petróleos Mexicanos and the trustee. Because this is a summary, it does not contain the complete terms of the new securities and the indenture, and may not contain all the information that you should consider before investing in the new securities. A copy of the indenture has been filed as an exhibit to the registration statement, which includes this prospectus. We urge you to closely examine and review the indenture itself. See “Available Information” for information on how to obtain a copy. You may also inspect a copy of the indenture at the corporate trust office of the trustee, which is currently located at:

Deutsche Bank Trust Company Americas

for Deutsche Bank National Trust Company

25 DeForest Avenue

2nd Floor

Mail Stop: SUM01-0105

Summit, NJ 07901

Phone: (908) 608-3125

Fax: (732) 578-4635

and at the office of the Luxembourg paying and transfer agent, which is located at:

Deutsche Bank Luxembourg S.A.

2 Boulevard Konrad Adenauer

L-1115 Luxembourg

Ref: Coupon Paying Dept.

Phone: (352) 42122-641

Fax: (352) 42122-449

The issuer has entered into three supplements to the indenture—the first dated as of June 2, 2009, the second dated as of October 13, 2009 and the third dated as of April 10, 2012—relating to the appointment of agents, the terms of which are not material to the holders of the new securities.

We will issue each series of the new securities under the indenture. The form and terms of the new securities of each series will be identical in all material respects to the form and terms of the old securities of the corresponding series, except that:

•	we will register the new securities under the Securities Act and therefore they will not bear legends restricting their transfer;

•	holders of the new securities will not receive some of the benefits of the exchange and registration rights agreement; and

•	we will not issue the new securities under our medium-term note program.

We will issue the new securities only in fully registered form, without coupons and in denominations of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof.

The new securities will mature on:

•	January 24, 2022, in the case of the 2022 new securities.

•	June 2, 2041, in the case of the 2041 new securities.

•	June 27, 2044, in the case of the 2044 new securities.

The 2022 new securities will accrue interest at 4.875% per year, accruing from July 24, 2012, the last date on which we will pay interest on the 2022 old securities. We will pay interest on the 2022 new securities on January 24 and July 24 of each year, commencing on January 24, 2013.

The 2041 new securities will accrue interest at 6.500% per year, accruing from June 2, 2012, the last day on which we paid interest on the 2041 old securities. We will pay interest on the 2041 new securities on June 2 and December 2 of each year, commencing on December 2, 2012.

The 2044 new securities will accrue interest at 5.50% per year, accruing from June 26, 2012. We will pay interest on the 2044 new securities on June 27 and December 27 of each year, commencing on December 27, 2012.

We will compute the amount of each interest payment on the basis of a 360-day year consisting of twelve 30-day months.

Consolidation

The 2041 new securities will be consolidated to form a single series with, and will be fully fungible with, the U.S. $1,229,880,000 principal amount of our outstanding 6.500% bonds due 2041 that we issued in October 2011 upon the consummation of the exchange offers that we commenced in September 2011.

Principal and Interest Payments

We will make payments of principal of and interest on the new securities represented by a global security by wire transfer of U.S. dollars to DTC or to its nominee as the registered owner of the new securities, which will receive the funds for distribution to the holders. We expect that the holders will be paid in accordance with the procedures of DTC and its participants. Neither we nor the trustee or any paying agent shall have any responsibility or liability for any of the records of, or payments made by, DTC or its nominee.

If the new securities are represented by definitive securities, we will make interest and principal payments to you, as a holder, by wire transfer if:

•	you own at least U.S. $10,000,000 aggregate principal amount of new securities; and

•

not less than 15 days before the payment date, you notify the trustee of your election to receive payment by wire transfer and provide it with your bank account information and wire transfer instructions;

or if:

•	we are making the payments at maturity; and

•	you surrender the new securities at the corporate trust office of the trustee or at the offices of the other paying agents that we appoint pursuant to the indenture.

If we do not pay interest by wire transfer for any reason, we will, subject to applicable laws and regulations, mail a check to you on or before the due date for the payment at your address as it appears on the register maintained by the trustee on the applicable record date.

We will pay interest payable on the new securities, other than at maturity, to the registered holders at the close of business on the 15th day (whether or not a business day) (a regular record date) before the due date for the payment. Should we not make punctual interest payments, such payments will no longer be payable to the holders of the new securities on the regular record date. Under such circumstances, we may either:

•

pay interest to the persons in whose name the new securities are registered at the close of business on a special record date for the payment of defaulted interest. The trustee will fix the special record date and will provide notice of that date to the holders of the new securities not less than ten days before the special record date; or

•	pay interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the new securities are then listed.

Interest payable at maturity will be payable to the person to whom principal of the new securities is payable.

If any money that the issuer or a guarantor pays to the trustee for principal or interest is not claimed at the end of two years after the payment was due and payable, the trustee will repay that amount to the issuer upon its written request. After that repayment, the trustee will not have any further liability with respect to the payment. However, the issuer’s obligation to pay the principal of and interest on the new securities, and the obligations of the guarantors on their respective guaranties with respect to that payment, will not be affected by that repayment. Unless otherwise provided by applicable law, your right to receive payment of principal of any new security (whether at maturity or otherwise) or interest will become void at the end of five years after the due date for that payment.

If the due date for the payment of principal, interest or additional amounts with respect to any new security falls on a Saturday or Sunday or another day on which the banks in New York are authorized to be closed, then holders will have to wait until the next business day to receive payment. You will not be entitled to any extra interest or payment as a result of that delay.

Paying and Transfer Agents

We will pay principal of the new securities, and holders of the new securities may present them for registration of transfer or exchange, at:

•	the corporate trust office of the trustee;

•	the office of the Luxembourg paying and transfer agent; or

•	the office of any other paying agent or transfer agent that we appoint.

With certain limitations that are detailed in the indenture, we may, at any time, change or end the appointment of any paying agent or transfer agent with or without cause. We may also appoint another, or additional, paying agent or transfer agent, as well as approve any change in the specified offices through which those agents act. In any event, however:

•	at all times we must maintain a paying agent, transfer agent and registrar in New York, New York, and

•

if and for as long as the new securities are traded on the Euro MTF market of the Luxembourg Stock Exchange, and if the rules of that stock exchange require, we must have a paying agent and a transfer agent in Luxembourg.

We have initially appointed the trustee at its corporate trust office as principal paying agent, transfer agent, authenticating agent and registrar for all of the new securities. The trustee will keep a register in which we will provide for the registration of transfers of the new securities.

We will give you notice of any of these terminations or appointments or changes in the offices of the agents in accordance with “—Notices” below.

Guaranties

Guaranties. In a guaranty agreement dated July 29, 1996, which we refer to as the guaranty agreement, among the issuer and the guarantors, each of the guarantors will be jointly and severally liable with the issuer for all payment obligations incurred by the issuer under any international financing agreement entered into by the issuer. This liability extends only to those payment obligations that the issuer designates as being entitled to the benefit of the guaranty agreement in a certificate of designation.

The issuer has designated both the indenture and the new securities as benefiting from the guaranty agreement in certificates of designation dated October 18, 2011, January 24, 2012 and June 26, 2012. Accordingly, each of the guarantors will be unconditionally liable for the payment of the principal of and interest on the new securities as and when they become due and payable, whether at maturity, by declaration of acceleration or otherwise. Under the terms of the guaranty agreement, each guarantor will be jointly and severally liable for the full amount of each payment under the new securities. Although the guaranty agreement may be terminated in the future, the guaranties will remain in effect with respect to all agreements designated prior to such termination until all amounts payable under such agreements have been paid in full, including, with respect to the new securities, the entire principal thereof and interest thereon. Any amendment to the guaranty agreement which would affect the rights of any party to or beneficiary of any designated international financing agreement (including the new securities and the indenture) will be valid only with the consent of each such party or beneficiary (or percentage of parties or beneficiaries) as would be required to amend such agreement.

Ranking of New Securities and Guaranties

The new securities will be direct, unsecured and unsubordinated public external indebtedness of the issuer. All of the new securities will be equal in the right of payment with each other.

The payment obligations of the issuer under the new securities will rank equally with all of its other present and future unsecured and unsubordinated public external indebtedness for borrowed money. The guaranty of the new securities by each guarantor will be direct, unsecured and unsubordinated public external indebtedness of such guarantor and will rank equal in the right of payment with each other and with all other present and future unsecured and unsubordinated public external indebtedness for borrowed money of such guarantor.

The new securities are not obligations of, or guaranteed by, the Mexican Government.

Additional Amounts

When the issuer or one of the guarantors makes a payment on the new securities or its respective guaranty, we may be required to deduct or withhold present or future taxes, assessments or other governmental charges imposed by Mexico or a political subdivision or taxing authority of or in Mexico (which we refer to as Mexican withholding taxes). If this happens, the issuer, or in the case of a payment by a guarantor, the applicable guarantor, will pay the holders of the new securities of the relevant series such additional amounts as may be necessary to insure that every net payment made by the issuer or a guarantor in respect of the new securities of each series, after deduction or withholding for Mexican withholding taxes, will not be less than the amount actually due and payable on such new securities. However, this obligation to pay additional amounts will not apply to:

1.	any Mexican withholding taxes that would not have been imposed or levied on a holder of new securities were there not some past or present connection between the holder and Mexico or any of its political subdivisions, territories, possessions or areas subject to its jurisdiction, including, but not limited to, that holder:

•	being or having been a citizen or resident of Mexico;

•	maintaining or having maintained an office, permanent establishment or branch in Mexico; or

•	being or having been present or engaged in trade or business in Mexico, except for a connection arising solely from the mere ownership of, or the receipt of payment under, the new securities;

2.	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

3.	any Mexican withholding taxes that are imposed or levied because the holder failed to comply with any certification, identification, information, documentation, declaration or other reporting requirement that is imposed or required by a statute, treaty, regulation, general rule or administrative practice as a precondition to exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Mexican withholding taxes, but only if we have given written notice to the trustee with respect to these reporting requirements at least 60 days before:

•	the first payment date to which this paragraph (3) applies; and

•	in the event the requirements change, the first payment date after a change in the reporting requirements to which this paragraph (3) applies;

4.	any Mexican withholding taxes imposed at a rate greater than 4.9%, if a holder has failed to provide, on a timely basis at our reasonable request, any information or documentation (not included in paragraph (3) above) concerning the holder’s eligibility, if any, for benefits under an income tax treaty to which Mexico is a party that is necessary to determine the appropriate deduction or withholding rate of Mexican withholding taxes under that treaty;

5.	any Mexican withholding taxes that would not have been imposed if the holder had presented its new security for payment within 15 days after the date when the payment became due and payable or the date payment was provided for, whichever is later;

6.	any payment to a holder who is a fiduciary, partnership or someone other than the sole beneficial owner of the payment, to the extent that the beneficiary or settlor with respect to the fiduciary, a member of the partnership or the beneficial owner of the payment would not have been entitled to the payment of the additional amounts had the beneficiary, settlor, member or beneficial owner actually been the holder of the new security;

7.	any withholding tax or deduction imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other European Union directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such a directive; or

8.	a new security presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant new security to another paying and transfer agent in a member state of the European Union.

All references in this prospectus to principal of and interest on new securities, unless the context otherwise requires, mean and include all additional amounts, if any, payable on the new securities.

The limitations contained in paragraphs (3) and (4) above will not apply if the reporting requirements described in those paragraphs would be materially more onerous, in form, procedure or the substance of the information disclosed, to the holder or beneficial owner of the new securities, than comparable information or other applicable reporting requirements under U.S. federal income tax law (including the United States-Mexico income tax treaty, as defined under “Taxation” below), enacted or proposed regulations and administrative practice. When looking at the comparable burdens, we will take into account the relevant differences between U.S. and Mexican law, regulations and administrative practice.

In addition, paragraphs (3) and (4) above will not apply if Article 195, Section II, paragraph a) of the Mexican Income Tax Law, or a substantially similar future rule, is in effect, unless:

•

the reporting requirements in paragraphs (3) and (4) above are expressly required by statute, regulation, general rules or administrative practice in order to apply Article 195, Section II, paragraph a) or a substantially similar future rule, and we cannot get the necessary information or satisfy any other reporting requirements on our own through reasonable diligence and we would otherwise meet the requirements to apply Article 195, Section II, paragraph a) or a substantially similar future rule; or

•

in the case of a holder or beneficial owner of a new security that is a pension fund or other tax-exempt organization, if that entity would be subject to a lesser Mexican withholding tax than provided in Article 195, Section II, paragraph a) if the information required in paragraph (4) above were furnished.

We will not interpret paragraph (3) or (4) above to require a non-Mexican pension or retirement fund, a non-Mexican tax-exempt organization or a non-Mexican financial institution or any other holder or beneficial owner of the new securities to register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding taxes.

Upon written request, we will provide the trustee, the holders and the paying agent with a certified or authenticated copy of an original receipt of the payment of Mexican withholding taxes which the issuer or a guarantor has withheld or deducted from any payments made under or with respect to the new securities or the guaranties, as the case may be.

If we pay additional amounts with respect to the new securities that are based on rates of deduction or withholding of Mexican withholding taxes that are higher than the applicable rate, and the holder is entitled to make a claim for a refund or credit of this excess, then by accepting the new security, the holder shall be deemed to have assigned and transferred all right, title and interest to any claim for a refund or credit of this excess to the issuer or the applicable guarantor, as the case may be. However, by making this assignment, you do not promise that we will be entitled to that refund or credit and you will not incur any other obligation with respect to that claim.

Tax Redemption

The issuer has the option to redeem any or all series of new securities in whole, but not in part, at par at any time, together with interest accrued to, but excluding, the date fixed for redemption, if:

1.	the issuer certifies to the trustee immediately prior to giving the notice that the issuer or a guarantor has or will become obligated to pay greater additional amounts than the issuer or such guarantor would have been obligated to pay if payments (including payments of interest) on the new securities or payments under the guaranties with respect to the new securities were subject to withholding tax at a rate of 10%, because of a change in, or amendment to, or lapse of, the laws, regulations or rulings of Mexico or any of its political subdivisions or taxing authorities affecting taxation, or any change in, or amendment to, an official interpretation or application of such laws, regulations or rulings, that becomes effective on or after the date of original issuance of the series of old securities corresponding to the series of new securities to be redeemed; and

2.	before publishing any notice of redemption, the issuer delivers to the trustee a certificate signed by the issuer stating that the issuer or the applicable guarantor cannot avoid the obligation referred to in paragraph (1) above, despite taking reasonable measures available to it. The trustee is entitled to accept this certificate as sufficient evidence of the satisfaction of the requirements of paragraph (1) above.

We can exercise our redemption option by giving the holders of the new securities irrevocable notice not less than 30 but not more than 60 days before the date of redemption. Once accepted, a notice of redemption will be conclusive and binding on the holders of the new securities of the relevant series. We may not give a notice of redemption earlier than 90 days before the earliest date on which the issuer or a guarantor would have been obligated to pay additional amounts as described in paragraph (1) above, and at the time we give that notice, our obligation to pay additional amounts must still be in effect.

Redemption of the New Securities at the Option of the Issuer

The issuer will have the right at its option to redeem any or all series of the new securities, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to the principal amount thereof, plus the Make-Whole Amount (as defined below), plus accrued interest on the principal amount of the new securities to be redeemed to the date of redemption. “Make-Whole Amount” means the excess of (i) the sum of the present values of each remaining scheduled payment of principal and interest on the new securities to be redeemed (exclusive of interest accrued to the date of redemption), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points (for each of the 2022 new securities and 2044 new securities) or 35 basis points (for the 2041 new securities) over (ii) the principal amount of the new securities.

For this purpose:

“Treasury Rate” means, with respect to any redemption date and series of new securities, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity of the applicable Comparable Treasury Issue, assuming a price for that Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of the Comparable Treasury Issue for such redemption date.

“Comparable Treasury Issue” means, with respect to a series of new securities to be redeemed, the United States Treasury security or securities selected by an Independent Investment Banker (as defined below) as having an actual or interpolated maturity comparable to the remaining term of those new securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of those new securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers (as defined below) appointed by the issuer.

“Comparable Treasury Price” means, with respect to any redemption date and series of new securities, the average of the applicable Reference Treasury Dealer Quotations for such redemption date.

“Reference Treasury Dealer” means (1) in the case of the 2022 new securities, any of Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their affiliates which are primary U.S. government securities dealers, and their respective successors, (2) in the case of the 2041 new securities, any of Goldman, Sachs & Co., J.P. Morgan Securities LLC and RBS Securities Inc. or their affiliates which are primary U.S. government securities dealers, and their respective successors and (3) in the case of the 2044 new securities, any of Barclays Capital Inc., J.P. Morgan Securities LLC, Santander Investment Securities Inc. and Banco Bilbao Vizcaya Argentaria, S.A. or their affiliates which are primary U.S. government securities dealers, and their respective successors; provided that if any of the foregoing shall cease to be a primary U.S. government securities dealer in The City of New York (a Primary Treasury Dealer), the issuer will substitute for it another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each applicable Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 p.m. New York City time on the third business day preceding that redemption date.

Negative Pledge

The issuer will not create or permit to exist, and will not allow its subsidiaries or the guarantors or any of their respective subsidiaries to create or permit to exist, any security interest in their crude oil or receivables in respect of crude oil to secure:

•	any of its or their public external indebtedness;

•	any of its or their guarantees in respect of public external indebtedness; or

•	the public external indebtedness or guarantees in respect of public external indebtedness of any other person;

without at the same time or prior thereto securing the new securities of each series equally and ratably by the same security interest or providing another security interest for the new securities as shall be approved by the holders of at least 66 2/3% in aggregate principal amount of the outstanding (as defined in the indenture) securities of each affected series.

However, the issuer and its subsidiaries, and the guarantors and their respective subsidiaries, may create or permit to subsist a security interest upon its or their crude oil or receivables in respect of crude oil if:

1.	on the date the security interest is created, the total of:

•	the amount of principal and interest payments secured by oil receivables due during that calendar year under receivable financings entered into on or before that date; plus

•

the total revenues in that calendar year from the sale of crude oil or natural gas transferred, sold, assigned or disposed of in forward sales that are not government forward sales entered into on or before that date; plus

•

the total amount of payments of the purchase price of crude oil, natural gas or petroleum products foregone in that calendar year as a result of all advance payment arrangements entered into on or before that date;

is not greater than U.S. $4,000,000,000 (or its equivalent in other currencies) minus the amount of government forward sales in that calendar year;

2.	the total outstanding amount in all currencies at any one time of all receivables financings, forward sales (other than government forward sales) and advance payment arrangements is not greater than U.S. $12,000,000,000 (or its equivalent in other currencies); and

3.	the issuer furnishes a certificate to the trustee certifying that, on the date of the creation of the security interest, there is no default under any of the financing documents that are identified in the indenture resulting from a failure to pay principal or interest.

For a more detailed description of paragraph (3) above, you may look to the indenture.

The negative pledge does not restrict the creation of security interests over any assets of the issuer or its subsidiaries or of the guarantors or any of their respective subsidiaries other than crude oil and receivables in respect of crude oil. Under Mexican law, all domestic reserves of crude oil belong to Mexico and not to PEMEX, but the issuer (together with the guarantors) has been established with the exclusive purpose of exploiting the Mexican petroleum and gas reserves, including the production of oil and gas, oil products and basic petrochemicals.

In addition, the negative pledge does not restrict the creation of security interests to secure obligations of the issuer, the guarantors or their subsidiaries payable in pesos. Further, the negative pledge does not restrict the creation of security interests to secure any type of obligation (e.g., commercial bank borrowings) regardless of the currency in which it is denominated, other than obligations similar to the new securities (e.g., issuances of debt securities).

Events of Default; Waiver and Notice

If an event of default occurs and is continuing with respect to any series of new securities, then the trustee, if so requested in writing by holders of at least one-fifth in principal amount of the outstanding new securities of that series, shall give notice to the issuer that the new securities of that series are, and they shall immediately become, due and payable at their principal amount together with accrued interest. Each of the following is an “event of default” with respect to a series of new securities:

1.	Non-Payment: any payment of principal of any of the new securities of that series is not made when due and the default continues for seven days after the due date, or any payment of interest on the new securities of that series is not made when due and the default continues for fourteen days after the due date;

2.	Breach of Other Obligations: the issuer fails to perform, observe or comply with any of its other obligations under the new securities of that series, which cannot be remedied, or if it can be remedied, is not remedied within 30 days after the trustee gives written notice of the default to the issuer and the guarantors;

3.	Cross-Default: the issuer or any of its material subsidiaries (as defined in “—Certain Definitions” below) or any of the guarantors or any of their respective material subsidiaries defaults in the payment of principal of or interest on any of their public external indebtedness or on any public external indebtedness guaranteed by them in an aggregate principal amount exceeding U.S. $40,000,000 or its equivalent in other currencies, and such default continues past any applicable grace period;

4.	Enforcement Proceedings: any execution or other legal process is enforced or levied on or against any substantial part of the property, assets or revenues of the issuer or any of its material subsidiaries or any of the guarantors or any of their respective material subsidiaries, and that execution or other process is not discharged or stayed within 60 days;

5.	Security Enforced: an encumbrancer takes possession of, or a receiver, manager or other similar officer is appointed for, all or any substantial part of the property, assets or revenues of the issuer or any of its material subsidiaries or any of the guarantors or any of their respective material subsidiaries;

6.	The issuer or any of its material subsidiaries or any of the guarantors or any of their respective material subsidiaries:

•	becomes insolvent;

•	is generally not able to pay its debts as they mature;

•	applies for, or consents to or permits the appointment of, an administrator, liquidator, receiver or similar officer of it or of all or any substantial part of its property, assets or revenues;

•	institutes any proceeding under any law for a readjustment or deferment of all or a part of its obligations for bankruptcy, concurso mercantil, reorganization, dissolution or liquidation;

•	makes or enters into a general assignment, arrangement or composition with, or for the benefit of, its creditors; or

•	stops or threatens to cease carrying on its business or any substantial part thereof;

7.	Winding Up: an order is entered for, or the issuer or any of its material subsidiaries or any of the guarantors or any of their respective material subsidiaries passes an effective resolution for, winding up any such entity;

8.	Moratorium: a general moratorium is agreed or declared with respect to any of the external indebtedness of the issuer or any of its material subsidiaries or any of the guarantors or any of their respective material subsidiaries;

9.	Authorizations and Consents: the issuer or any of the guarantors does not take, fulfill or obtain, within 30 days of its being so required, any action, condition or thing (including obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) that is required in order to:

•	enable the issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under the new securities of that series and the indenture;

•

enable any of the guarantors lawfully to enter into, perform and comply with its obligations under the guaranty agreement relating to the new securities of that series, the related guaranties or the indenture; and

•	ensure that the obligations of the issuer and the guarantors under the new securities, the indenture and the guaranty agreement are legally binding and enforceable;

10.	Illegality: it is or becomes unlawful for:

•	the issuer to perform or comply with one or more of its obligations under the new securities of that series or the indenture; or

•	any of the guarantors to perform or comply with any of its obligations under the guaranty agreement relating to the new securities of that series or the indenture;

11.	Control, dissolution, etc.: the issuer ceases to be a decentralized public entity of the Mexican Government or the Mexican Government otherwise ceases to control the issuer or any guarantor; or the issuer or any of the guarantors is dissolved, disestablished or suspends its operations, and that dissolution, disestablishment or suspension is material in relation to the business of the issuer and the guarantors taken as a whole; or the issuer and the guarantors cease to be the entities that have the exclusive right and authority to conduct on behalf of Mexico the activities of exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil and exploration, exploitation, production and first-hand sale of natural gas, as well as the transportation and storage inextricably linked with that exploitation and production;

12.	Disposals:

(A)	the issuer ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise voluntarily or involuntarily disposes of all or substantially all of its assets, either by one transaction or a series of related or unrelated transactions, other than:

•	solely in connection with the implementation of the Petróleos Mexicanos Law; or

•	to a guarantor; or

(B)	any guarantor ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise voluntarily or involuntarily disposes of all or substantially all of its assets, either by one transaction or a series of related or unrelated transactions, and that cessation, sale, transfer or other disposal is material in relation to the business of the issuer and the guarantors taken as a whole;

13.	Analogous Events: any event occurs which under the laws of Mexico has an analogous effect to any of the events referred to in paragraphs (4) to (7) above; or

14.	Guaranties: the guaranty agreement is not in full force and effect or any of the guarantors claims that it is not in full force and effect.

If any event of default results in the acceleration of the maturity of the securities of any series, the holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul that acceleration at any time before the trustee obtains a judgment for the payment of the money due based on that acceleration. Prior to the rescission and annulment, however, all events of default, other than nonpayment of the principal of the securities of that series which became due only because of the declaration of acceleration, must have been cured or waived as provided for in the indenture.

Under the indenture, the holders of the securities of the relevant series must agree to indemnify the trustee before the trustee is required to exercise any right or power under the indenture at the request of the holders of the securities of that series. The trustee is entitled to this indemnification; provided that its actions are taken with the requisite standard of care during an event of default. The holders of a majority in principal amount of the securities of a series may direct the time, method and place of conducting any proceedings for remedies available to the trustee or exercising any trust or power given to the trustee with respect to the securities of that series.

However, the trustee may refuse to follow any direction that conflicts with any law and the trustee may take other actions that are not inconsistent with the holders’ direction.

No holder of any security may institute any proceeding with respect to the indenture or any remedy under the indenture, unless:

1.	that holder has previously given written notice to the trustee of a continuing event of default;

2.	the holders of at least 20% in aggregate principal amount of the outstanding securities of the relevant series have made a written request to the trustee to institute proceedings relating to the event of default;

3.	those holders have offered to the trustee reasonable indemnity against any costs, expenses or liabilities it might incur;

4.	the trustee has failed to institute the proceeding within 60 days after receiving the written notice; and

5.	during the 60-day period in which the trustee has failed to take action, the holders of a majority in principal amount of the outstanding securities of the relevant series have not given any direction to the trustee which is inconsistent with the written request.

These limitations do not apply to a holder who institutes a suit for the enforcement of the payment of principal of or interest on a security on or after the due date for that payment.

The holders of a majority in principal amount of the outstanding securities of a series may, on behalf of the holders of all securities of that series waive any past default and any event of default arising therefrom; provided that a default not theretofore cured in the payment of the principal of or premium or interest on the securities of that series or in respect of a covenant or provision in the indenture the modification of which would constitute a reserved matter (as defined below), may be waived only by a percentage of holders of outstanding securities of that series that would be sufficient to effect a modification, amendment, supplement or waiver of such matter.

The issuer is required to furnish annually to the trustee a statement regarding the performance of its obligations and the guarantors’ obligations under the indenture and any default in that performance.

Purchase of New Securities

The issuer or any of the guarantors may at any time purchase the new securities of any series at any price in the open market, in privately negotiated transactions or otherwise. Securities so purchased by the issuer or any guarantor shall be surrendered to the trustee for cancellation.

Further Issues

We may, without your consent, issue additional securities that have the same terms and conditions as any series of new securities or the same except for the issue price, the issue date and the amount of the first payment of interest, which additional securities may be made fungible with the new securities of that series; provided that such additional securities do not have, for the purpose of U.S. federal income taxation, a greater amount of original issue discount than the new securities of the relevant series have as of the date of the issue of the additional securities.

Modification and Waiver

The issuer and the trustee may modify, amend or supplement the terms of the securities of any series or the indenture in any way, and the holders of a majority in aggregate principal amount of the securities of any series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture or the securities allow a holder to make, take or give, when authorized:

•

at a meeting of holders that is properly called and held by the affirmative vote, in person or by proxy (authorized in writing), of the holders of a majority in aggregate principal amount of the outstanding securities of that series that are represented at the meeting; or

•

with the written consent of the holders of the majority (or of such other percentage as stated in the text of the securities with respect to the action being taken) in aggregate principal amount of the outstanding securities of that series.

However, without the consent of the holders of not less than 75% in aggregate principal amount of the outstanding securities of each series affected thereby, no action may:

1.	change the governing law with respect to the indenture, the guaranty, the subsidiary guaranties or the new securities of that series;

2.	change the submission to jurisdiction of New York courts, the obligation to appoint and maintain an authorized agent in the Borough of Manhattan, New York City or the waiver of immunity provisions with respect to the new securities of that series;

3.	amend the events of default in connection with an exchange offer for the new securities of that series;

4.	change the ranking of the new securities of that series; or

5.	change the definition of “outstanding” with respect to the new securities of that series.

Further, without (A) the consent of each holder of outstanding new securities of each series affected thereby or (B) the consent of the holders of not less than 75% in aggregate principal amount of the outstanding new securities of each series affected thereby, and (in the case of this clause (B) only) the certification by the issuer to the trustee that the modification, amendment, supplement or waiver is sought in connection with a general restructuring (as defined below) by Mexico, no such modification, amendment or supplement may:

1.	change the due date for any payment of principal (if any) of or premium (if any) or interest on new securities of that series;

2.	reduce the principal amount of the new securities of that series, the portion of the principal amount that is payable upon acceleration of the maturity of the new securities of that series, the interest rate on the new securities of that series or the premium (if any) payable upon redemption of the new securities of that series;

3.	shorten the period during which the issuer is not permitted to redeem the new securities of that series or permit the issuer to redeem the new securities of that series prior to maturity, if, prior to such action, the issuer is not permitted to do so except as permitted in each case under “—Tax Redemption” and “—Redemption of the New Securities at the Option of the Issuer” above;

4.	change U.S. dollars as the currency in which, or change the required places at which, payment with respect to principal of or interest on the new securities of that series is payable;

5.	modify the guaranty agreement in any manner adverse to the holder of any of the new securities of that series;

6.	change the obligation of the issuer or any guarantor to pay additional amounts on the new securities of that series;

7.	reduce the percentage of the principal amount of the securities of that series, the vote or consent of the holders of which is necessary to modify, amend or supplement the indenture or the new securities of that series or the related guaranties or take other action as provided therein; or

8.	modify the provisions in the indenture relating to waiver of compliance with certain provisions thereof or waiver of certain defaults, or change the quorum requirements for a meeting of holders of the new securities of that series, in each case except to increase any related percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding new security of that series affected by such action.

Holders of the new securities of a series and any old securities of the corresponding series remaining outstanding after the conclusion of the exchange offers will vote together as a single class with respect to all matters affecting them both.

A “general restructuring” by Mexico means a request made by Mexico for one or more amendments or one or more exchange offers by Mexico, each of which affects a matter that would (if made to a term or condition of the new securities) constitute any of the matters described in clauses 1 through 8 in the second preceding paragraph or clauses 1 through 5 of the third preceding paragraph (each of which we refer to as a reserved matter), and that applies to either (1) at least 75% of the aggregate principal amount of outstanding external market debt of Mexico that will become due and payable within a period of five years following the date of such request or exchange offer or (2) at least 50% of the aggregate principal amount of external market debt of Mexico outstanding at the date of such request or exchange offer. For the purposes of determining the existence of a general restructuring, the principal amount of external market debt that is the subject of any such request for amendment by Mexico shall be added to the principal amount of external market debt that is the subject of a substantially contemporaneous exchange offer by Mexico. As used here, “external market debt” means indebtedness of the Mexican Government (including debt securities issued by the Mexican Government) which is payable or at the option of its holder may be paid in a currency other than the currency of Mexico, excluding any such indebtedness that is owed to or guaranteed by multilateral creditors, export credit agencies and other international or governmental institutions.

In determining whether the holders of the requisite principal amount of the outstanding securities of a series have consented to any amendment, modification, supplement or waiver, whether a quorum is present at a meeting of holders of the outstanding securities of a series or the number of votes entitled to be cast by each holder of a security regarding the security at any such meeting, securities owned, directly or indirectly, by Mexico or any public sector instrumentality of Mexico (including the issuer or any guarantor) shall be disregarded and deemed not to be outstanding, except that, in determining whether the trustee shall be protected in relying upon any such consent, amendment, modification, supplement or waiver, only securities which a responsible officer of the trustee actually knows to be owned in this manner shall be disregarded. As used in this paragraph, “public sector instrumentality” means Banco de México, any department, ministry or agency of the Mexican Government or any corporation, trust, financial institution or other entity owned or controlled by the Mexican Government or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions instead of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

The issuer and the trustee may, without the vote or consent of any holder of the securities of a series, modify or amend the indenture or the securities of that series for the purpose of:

1.	adding to the covenants of the issuer for the benefit of the holders of the new securities of that series;

2.	surrendering any right or power conferred upon the issuer;

3.	securing the new securities of that series as required in the indenture or otherwise;

4.	curing any ambiguity or curing, correcting or supplementing any defective provision of the indenture or the new securities of that series or the guaranties;

5.	amending the indenture or the new securities of that series in any manner which the issuer and the trustee may determine and that will not adversely affect the rights of any holder of the new securities of that series in any material respect;

6.	reflecting the succession of another corporation to the issuer and the successor corporation’s assumption of the covenants and obligations of the issuer, as the case may be, under the new securities of that series and the indenture; or

7.	modifying, eliminating or adding to the provisions of the indenture to the extent necessary to qualify the indenture under the Trust Indenture Act or under any similar U.S. federal statute enacted in the future or adding to the indenture any additional provisions that are expressly permitted by the Trust Indenture Act.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, modification, supplement or waiver. It is sufficient if the consent approves the substance of the proposed amendment, modification, supplement or waiver. After an amendment, modification, supplement or waiver under the indenture becomes effective, we will send to the holders of the affected securities or publish a notice briefly describing the amendment, modification, supplement or waiver. However, the failure to give this notice to all the holders of the relevant securities, or any defect in the notice, will not impair or affect the validity of the amendment, modification, supplement or waiver.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee or stockholder of the issuer or any of the guarantors will have any liability for any obligations of the issuer or any of the guarantors under the new securities, the indenture or the guaranty agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder, by accepting its new securities, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new securities. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing Law, Jurisdiction and Waiver of Immunity

The new securities and the indenture will be governed by, and construed in accordance with, the laws of the State of New York, except that authorization and execution of the new securities and the indenture by the issuer will be governed by the laws of Mexico. The payment obligations of the guarantors under the guaranty agreement will be governed by and construed in accordance with the laws of the State of New York.

The issuer and each of the guarantors have appointed the Consul General of Mexico in New York (the Consul General) as their authorized agent for service of process in any action based on the new securities that a holder may institute in any federal court (or, if jurisdiction in federal court is not available, state court) in the Borough of Manhattan, The City of New York by the holder of any new security, and the issuer, each guarantor and the trustee have submitted to the jurisdiction of any such courts in respect of any such action and will irrevocably waive any objection which it may now or hereafter have to the laying of venue of any such action in any such court, and the issuer and each of the guarantors will waive any right to which it may be entitled on account of residence or domicile.

The issuer and each of the guarantors reserve the right to plead sovereign immunity under the Immunities Act in actions brought against them under U.S. federal securities laws or any state securities laws, and the issuer and each of the guarantors’ appointment of the Consul General as their agent for service of process does not include service of process for these types of actions. Without the issuer and each of the guarantors’ waiver of immunity regarding these actions, you will not be able to obtain a judgment in a U.S. court against any of them unless such a court determines that the issuer or a guarantor is not entitled to sovereign immunity under the Immunities Act. However, even if you obtain a U.S. judgment under the Immunities Act, you may not be able to enforce this judgment in Mexico. Moreover, you may not be able to execute on the issuer or any of the guarantors’ property in the United States to enforce a judgment except under the limited circumstances specified in the Immunities Act.

Mexican law, including Article 27 of the Political Constitution of the United Mexican States, Articles 6 and 13 (and related articles) of the General Law on National Patrimony, Articles 1, 2, 3 and 4 (and related articles) of the Regulatory Law, Articles 2, 3 and 5 (and related articles) of the Petróleos Mexicanos Law and Article 4 of the Federal Code of Civil Procedure of Mexico provide, among other things, that

1.	attachment prior to judgment, attachment in aid of execution and execution of a final judgment may not be ordered by Mexican courts against property of the issuer or any guarantor;

2.	all domestic petroleum and hydrocarbon resources (whether in solid, liquid, gas or intermediate form) are permanently and inalienably vested in Mexico (and, to that extent, subject to immunity);

3.	the rights to:

•	the exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil;

•	the exploration, exploitation, production and first-hand sale of gas, as well as the transportation and storage inextricably linked with such exploitation and production; and

•

the production, storage, transportation, distribution and first-hand sale of the derivatives of petroleum (including petroleum products) and of gas used as basic industrial raw materials and that constitute basic petrochemicals (which we refer to as the petroleum industry);

are reserved exclusively to Mexico and, to that extent, the related assets are entitled to immunity; and

4.	the public entities created and appointed by the Mexican Congress to conduct, control, develop and operate the petroleum industry of Mexico are the issuer and the guarantors, which are, therefore, entitled to immunity with respect to these exclusive rights and powers.

As a result, regardless of the issuer’s and the guarantors’ waiver of immunity, a Mexican court may not enforce a judgment against the issuer or any of the guarantors by ordering the attachment of its assets in aid of execution.

Meetings

The indenture has provisions for calling a meeting of the holders of the new securities. Under the indenture, the trustee may call a meeting of the holders of any series of new securities at any time. The issuer or holders of at least 10% of the aggregate principal amount of the outstanding new securities of a series may also request a meeting of the holders of such new securities by sending a written request to the trustee detailing the proposed action to be taken at the meeting.

At any meeting of the holders of a series of new securities to act on a matter that is not a reserved matter, a quorum exists if the holders of a majority of the aggregate principal amount of the outstanding new securities of that series are present or represented. At any meeting of the holders of a series of new securities to act on a matter that is a reserved matter, a quorum exists if the holders of 75% of the aggregate principal amount of the outstanding new securities of that series are present or represented. However, if the consent of each such holder is required to act on such reserved matter, then a quorum exists only if the holders of 100% of the aggregate principal amount of the outstanding new securities of that series are present or represented.

Any holders’ meeting that has properly been called and that has a quorum can be adjourned from time to time by those who are entitled to vote a majority of the aggregate principal amount of the outstanding new securities of the relevant series that are represented at the meeting. The adjourned meeting may be held without further notice.

Any resolution passed, or decision made, at a holders’ meeting that has been properly held in accordance with the indenture is binding on all holders of the new securities of the relevant series.

Notices

All notices will be given to the holders of the new securities by mail to their addresses as they are listed in the trustee’s register. In addition, for so long as the new securities of a series are admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange, and the rules of the exchange so require, all notices to the holders of the new securities of that series will be published in a daily newspaper of general circulation in Luxembourg (expected to be the Luxemburger Wort) or, alternatively, on the website of the Luxembourg Stock Exchange at http://www.bourse.lu. If publication is not practicable, notice will be considered to be validly given if made in accordance with the rules of the Luxembourg Stock Exchange.

Certain Definitions

“Advance payment arrangement” means any transaction in which the issuer, any guarantor or any of their respective subsidiaries receives a payment of the purchase price of crude oil or gas or petroleum products that is not yet earned by performance.

“External indebtedness” means indebtedness which is payable, or at the option of its holder may be paid, (1) in a currency or by reference to a currency other than the currency of Mexico, (2) to a person resident or having its head office or its principal place of business outside Mexico and (3) outside the territory of Mexico.

“Forward sale” means any transaction that involves the transfer, sale, assignment or other disposition by the issuer, any guarantor or any of their respective subsidiaries of any right to payment under a contract for the sale of crude oil or gas that is not yet earned by performance, or any interest in such a contract, whether in the form of an account receivable, negotiable instrument or otherwise.

“Government forward sale” means a forward sale to:

•	Mexico or Banco de México;

•	the Bank for International Settlements; or

•	any other multilateral monetary authority or central bank or treasury of a sovereign state.

“Guarantee” means any obligation of a person to pay the indebtedness of another person, including without limitation:

•	an obligation to pay or purchase that indebtedness;

•	an obligation to lend money or to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide money to pay the indebtedness; or

•	any other agreement to be responsible for the indebtedness.

“Indebtedness” means any obligation (whether present or future, actual or contingent) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and leasing).

“Material subsidiaries” means, at any time, (1) each of the guarantors and (2) any subsidiary of the issuer or any of the guarantors having, as of the end of the most recent fiscal quarter of the guarantors, total assets greater than 12% of the total assets of the issuer, the guarantors and their respective subsidiaries on a consolidated basis. As of the date of this prospectus, the only material subsidiaries were the guarantors.

“Oil receivables” means amounts payable to the issuer, any guarantor or any of their respective subsidiaries for the sale, lease or other provision of crude oil or gas, whether or not they are already earned by performance.

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state or other entity, whether or not having a separate legal personality.

“Petroleum products” means the derivatives and by-products of crude oil and gas (including basic petrochemicals).

“Public external indebtedness” means any external indebtedness which is in the form of, or represented by, notes, bonds or other securities which are at that time being quoted, listed or traded on any stock exchange.

“Receivables financing” means any transaction resulting in the creation of a security interest on oil receivables to secure new external indebtedness incurred by, or the proceeds of which are paid to or for the benefit of, the issuer, any guarantor or any of their respective subsidiaries.

“Security interest” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance, including without limitation any equivalent thereof created or arising under the laws of Mexico.

“Subsidiary” means, in relation to any person, any other person which is controlled directly or indirectly by, or which has more than 50% of its issued capital stock (or equivalent) held or beneficially owned by, the first person and/or any one or more of the first person’s subsidiaries. In this case, “control” means the power to appoint the majority of the members of the governing body or management of, or otherwise to control the affairs and policies of, that person.

BOOK ENTRY; DELIVERY AND FORM

Form

One or more permanent global notes or global bonds, in fully registered form without coupons, will represent the new securities of each series. We refer to the global notes or global bonds as the “global securities.” We will deposit each global security with the trustee at its corporate trust office as custodian for DTC. We will register each global security in the name of Cede & Co., as nominee of DTC, for credit to the respective accounts at DTC, Euroclear and Clearstream, Luxembourg of the holders of old securities participating in the exchange offers or to whichever accounts they direct.

Except in the limited circumstances described below under “—Certificated Securities,” owners of beneficial interests in a global security will not receive physical delivery of new securities in registered, certificated form. We will not issue the new securities in bearer form.

When we refer to a new security in this prospectus, we mean any certificated security and any global security. Under the indenture, only persons who are registered on the books of the trustee as the owners of a new security are considered the holders of the new security. Cede & Co., or its successor, as nominee of DTC, is considered the only holder of a new security represented by a global security. The issuer, the guarantors and the trustee and any of our respective agents may treat the registered holder of a new security as the absolute owner, for all purposes, of that new security whether or not it is overdue.

Global Securities

The statements below include summaries of certain rules and operating procedures of DTC, Euroclear and Clearstream, Luxembourg that affect transfers of interests in the global securities.

Except as set forth below, a global security may be transferred, in whole or part, only to DTC, another nominee of DTC or a successor of DTC or that nominee.

Financial institutions will act on behalf of beneficial owners as direct and indirect participants in DTC. Beneficial interests in a global security will be represented, and transfers of those beneficial interests will be effected, through the accounts of those financial institutions. The interests in the global security may be held and traded in denominations of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof. If investors participate in the DTC, Euroclear or Clearstream, Luxembourg systems, they may hold interests directly in DTC, Euroclear or Clearstream, Luxembourg. If they do not participate in any of those systems, they may indirectly hold interests through an organization that does participate.

At their respective depositaries, both Euroclear and Clearstream, Luxembourg have customers’ securities accounts in their names through which they hold securities on behalf of their participants. In turn, their respective depositaries have, in their names, customers’ securities accounts at DTC through which they hold Euroclear’s and Clearstream, Luxembourg’s respective securities.

DTC has advised us that it is:

•	a limited-purpose trust company organized under New York State laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered as required by Section 17A of the Exchange Act.

DTC’s participants include:

•	securities brokers and dealers;

•	banks (including the trustee);

•	trust companies;

•	clearing corporations; and

•	certain other organizations.

Some of DTC’s participants or their representatives own DTC. These participants created DTC to hold their securities and to use electronic book-entry changes to facilitate clearing and settling securities transactions in the participants’ accounts so as to eliminate the need for the physical movement of certificates.

Access to DTC’s book-entry system is also available to others that clear through or maintain a direct or indirect custodial relationship with a participant. Persons who are not participants may beneficially own securities held by DTC only through participants.

When we issue the global securities, DTC will use its book-entry registration and transfer system to credit the respective principal amounts of the new securities represented by the global securities to the accounts of the participants designated by the holders of the old securities participating in the exchange offers.

Any person owning a beneficial interest in any of the global securities must rely on the procedures of DTC and, to the extent relevant, Euroclear or Clearstream, Luxembourg. If that person is not a participant, that person must rely on the procedures of the participant through which that person owns its interest to exercise any rights of a holder. Owners of beneficial interests in the global securities, however, will not:

•	be entitled to have new securities that represent those global securities registered in their names, receive or be entitled to receive physical delivery of the new securities in certificated form; or

•	be considered the holders under the indenture or the new securities.

We understand that it is existing industry practice that if an owner of a beneficial interest in a global security wants to take any action that Cede & Co., as the holder of the global security, is entitled to take, Cede & Co. would authorize the participants to take the desired action, and the participants would authorize the beneficial owners to take the desired action or would otherwise act upon the instructions of the beneficial owners who own through them.

DTC may grant proxies or otherwise authorize DTC participants (or persons holding beneficial interests in the new securities through DTC participants) to exercise any rights of a holder or to take any other actions which a holder is entitled to take under the indenture or the new securities. Under its usual procedures, DTC would mail an omnibus proxy to us assigning Cede & Co.’s consenting or voting rights to the DTC participants to whose accounts the new securities are credited.

Euroclear or Clearstream, Luxembourg will take any action a holder may take under the indenture or the new securities on behalf of its participants, but only in accordance with their relevant rules and procedures, and subject to their depositaries’ ability to effect any actions on their behalf through DTC.

We will allow owners of beneficial interests in the global securities to attend holders’ meetings and to exercise their voting rights in respect of the principal amount of new securities that they beneficially own, if they:

1.	obtain a certificate from DTC, a DTC participant, a Euroclear participant or a Clearstream, Luxembourg participant stating the principal amount of new securities beneficially owned by such person; and

2.	deposit that certificate with us at least three business days before the date on which the relevant meeting of holders is to be held.

Certificated Securities

If DTC or any successor depositary is at any time unwilling or unable to continue as a depositary for a global security, or if it ceases to be a “clearing agency” registered under the Exchange Act, and we do not appoint a successor depositary within 90 days after we receive notice from the depositary to that effect, then we will issue or cause to be issued, authenticate and deliver certificated securities, in registered form, in exchange for the global securities. In addition, we may determine that any global security will be exchanged for certificated securities. In that case, we will mail the certificated securities to the addresses that are specified by the registered holder of the global securities. If the registered holder so specifies, the certificated securities may be available for pick-up at the office of the trustee or any transfer agent (including the Luxembourg transfer agent), in each case not later than 30 days following the date of surrender of the relevant global security, endorsed by the registered holder, to the trustee or any transfer agent.

A holder of certificated securities may transfer those certificated securities or exchange them for certificated securities of any other authorized denomination by returning them to the office or agency that we maintain for that purpose in the Borough of Manhattan, The City of New York, which initially will be the office of the trustee, or at the office of any transfer agent. No service charge will be imposed for any registration of transfer of new securities, but we may require the holder of a new security to pay a fee to cover any related tax or other governmental charge.

Neither the registrar nor any transfer agent will be required to register the transfer or exchange of any certificated securities for a period of 15 days before any interest payment date, or to register the transfer or exchange of any certificated securities that have been called for redemption.

If any certificated security is mutilated, defaced, destroyed, lost or stolen, we will execute and we will request that the trustee authenticate and deliver a new certificated security. The new certificated security will be of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on the original certificated security, in exchange and substitution for the original certificated security (upon its surrender and cancellation) or in lieu of and substitution for the certificated security. If a certificated security is destroyed, lost or stolen, the applicant for a substitute certificated security must furnish us and the trustee with whatever security or indemnity we may require to hold each of us harmless. In every case of destruction, loss or theft of a certificated security, the applicant must also furnish us with satisfactory evidence of the destruction, loss or theft of the certificated security and its ownership. Whenever we issue a substitute certificated security, we may require the registered holder to pay a sum sufficient to cover related fees and expenses.

TAXATION

The following is a summary of the principal Mexican and U.S. federal income tax considerations that may be relevant to the exchange of old securities and ownership and disposition of the new securities. This summary is based on the U.S. federal and Mexican tax laws in effect on the date of this prospectus. These laws are subject to change. Any change could apply retroactively and could affect the continued validity of the summary. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than Mexico and the United States.

This summary does not describe all of the tax considerations that may be relevant to your situation, particularly if you are subject to special tax rules. Each holder or beneficial owner of old securities considering an exchange of old securities for new securities should consult its own tax advisor as to the Mexican, U.S. or other tax consequences of the ownership and disposition of new securities and the exchange of old securities for new securities, including the effect of any foreign, state or local tax laws.

The United States and Mexico entered into a Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, and a Protocol thereto, both signed on September 18, 1992 and amended by additional Protocols signed on September 8, 1994 and November 26, 2002 (which we refer to as the United States-Mexico income tax treaty). This summary describes the provisions of the United States-Mexico income tax treaty that may affect the taxation of certain U.S. holders of new securities. The United States and Mexico have also entered into an agreement that covers the exchange of information with respect to tax matters.

Mexico has also entered into tax treaties with various other countries (most of which are in effect) and is negotiating tax treaties with various other countries. These tax treaties may have effects on holders of new securities. This summary does not discuss the consequences (if any) of such treaties.

Mexican Taxation

This summary of certain Mexican federal tax considerations refers only to potential holders of the new securities that are not residents of Mexico for Mexican tax purposes and that will not hold the new securities or a beneficial interest therein through a permanent establishment for tax purposes in Mexico. We refer to such non-resident holder as a foreign holder. For purposes of Mexican taxation, an individual is a resident of Mexico if he/she has established his/her domicile in Mexico, unless he/she has a place of residence in another country as well, in which case such individual will be considered a resident of Mexico for tax purposes, if such individual has his/her center of vital interest in Mexico. An individual would be deemed to maintain his/her center of vital interest in Mexico if, among other things, (a) more than 50% of his/her total income for the calendar year results from Mexican sources, or (b) his/her principal center of professional activities is located in Mexico.

A legal entity is a resident of Mexico if it:

•	maintains the principal place of its management in Mexico; or

•	has established its effective management in Mexico.

A Mexican citizen is presumed to be a resident of Mexico unless such person can demonstrate the contrary. If a legal entity or individual has a permanent establishment for tax purposes in Mexico, such legal entity or individual shall be required to pay taxes in Mexico on income attributable to such permanent establishment in accordance with Mexican federal tax law.

Taxation of Interest and Principal. Under existing Mexican laws and regulations, a foreign holder will not be subject to any taxes or duties imposed or levied by or on behalf of Mexico in respect of payments of principal of the new securities made by the issuer and the guarantors. Pursuant to the Mexican Income Tax Law and to rules issued by the Ministry of Finance and Public Credit applicable to PEMEX, payments of interest (or amounts deemed to be interest) made by the issuer or the guarantors in respect of the new securities to a foreign holder will be subject to a Mexican withholding tax imposed at a rate of 4.9% if, as expected:

1.	the new securities are (or the old securities for which they were exchanged were) placed outside of Mexico by a bank or broker dealer in a country with which Mexico has a valid tax treaty in effect;

2.	the CNBV is notified of the issuance of the new securities and evidence of such notification is timely filed with the Ministry of Finance and Public Credit;

3.	the issuer timely files with the Ministry of Finance and Public Credit (a) certain information related to the new securities and this prospectus and (b) information representing that no party related to the issuer, directly or indirectly, is the effective beneficiary of five percent (5%) or more of the aggregate amount of each such interest payment; and

4.	the issuer or the guarantors maintain records that evidence compliance with (3)(b) above.

If these requirements are not satisfied, the applicable withholding tax rate will be higher.

Under the United States-Mexico income tax treaty, the Mexican withholding tax rate is 4.9% for certain holders that are residents of the United States (within the meaning of the United States-Mexico income tax treaty) under certain circumstances contemplated therein.

Payments of interest made by the issuer or a guarantor in respect of the new securities to a non-Mexican pension or retirement fund will be exempt from Mexican withholding taxes, provided that any such fund:

1.	is duly established pursuant to the laws of its country of origin and is the effective beneficiary of the interest paid;

2.	is exempt from income tax in respect of such payments in such country; and

3.	is registered with the Ministry of Finance and Public Credit for that purpose.

Additional Amounts. The issuer and the guarantors have agreed, subject to specified exceptions and limitations, to pay additional amounts, which are specified and defined in the indenture, to the holders of the new securities to cover Mexican withholding taxes. If any of the issuer or the guarantors pays additional amounts to cover Mexican withholding taxes in excess of the amount required to be paid, you will assign to us your right to receive a refund of such excess additional amounts but you will not be obligated to take any other action. See “Description of the New Securities—Additional Amounts.”

We may ask you and other holders or beneficial owners of the new securities to provide certain information or documentation necessary to enable us to determine the appropriate Mexican withholding tax rate applicable to you and such other holders or beneficial owners. In the event that you do not provide the requested information or documentation on a timely basis, our obligation to pay additional amounts may be limited. See “Description of the New Securities—Additional Amounts.”

Taxation of Dispositions. Capital gains resulting from the sale or other disposition of the new securities (including an exchange of old securities for new securities pursuant to the exchange offers) by a foreign holder to another foreign holder will not be subject to Mexican income or other similar taxes.

Transfer and Other Taxes. A foreign holder does not need to pay any Mexican stamp, registration or similar taxes in connection with the purchase, ownership or disposition of the new securities. A foreign holder of the new securities will not be liable for Mexican estate, gift, inheritance or similar tax with respect to the new securities.

United States Federal Income Taxation

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to investors considering the exchange offers. Except for the discussion under “—Non-United States Persons” and “—Information Reporting and Backup Withholding,” the discussion generally applies only to holders of new securities that are U.S. holders. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the new securities.

This summary applies to you only if you own your new securities as capital assets. It does not address considerations that may be relevant to you if you are an investor to which special tax rules apply, such as a bank, tax-exempt entity, insurance company, dealer in securities or currencies, trader in securities that elects mark-to-market treatment, a short-term holder of securities, a person that hedges its exposure in the new securities or that will hold new securities as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or a person whose “functional currency” is not the U.S. dollar. You should be aware that the U.S. federal income tax consequences of holding the new securities may be materially different if you are an investor described in the prior sentence.

Exchange of Old Securities and New Securities. You will not realize any gain or loss upon the exchange of your old securities for new securities. Your tax basis and holding period in the new securities will be the same as your tax basis and holding period in the old securities.

Taxation of Interest and Additional Amounts. The gross amount of interest and additional amounts (that is, without reduction for Mexican withholding taxes, determined utilizing the appropriate Mexican withholding tax rate applicable to you) you receive will be treated as ordinary interest income in respect of the new securities. Mexican withholding taxes paid at the appropriate rate applicable to you will be treated as foreign income taxes eligible for credit against your U.S. federal income tax liability, subject to generally applicable limitations and conditions, or, at your election, for deduction in computing your taxable income. Interest and additional amounts will constitute income from sources without the United States for U.S. foreign tax credit purposes. Furthermore, interest and additional amounts generally will constitute “passive category income” for U.S. foreign tax credit purposes.

The calculation of foreign tax credits and, in case you elect to deduct foreign taxes, the availability of deductions, involves the application of rules that depend on your particular circumstances. You should consult your own tax advisor regarding the availability of foreign tax credits and the treatment of additional amounts.

Taxation of Dispositions. Upon the sale, exchange or retirement of a new security, you will generally recognize gain or loss equal to the difference between the amount realized (not including any amounts attributable to accrued and unpaid interest) and your tax basis in the new security. Gain or loss recognized on the sale, redemption or other disposition of a new security generally will be long-term capital gain or loss if, at the time of the disposition, the new security has been held for more than one year. Long-term capital gains recognized by an individual holder generally are taxed at preferential rates of tax.

Non-United States Persons. The following summary applies to you if you are not a United States person for U.S. federal income tax purposes. You are a United States person, and therefore this summary does not apply to you, if you are:

•	a citizen or resident of the United States or its territories, possessions or other areas subject to its jurisdiction;

•	a corporation, partnership or other entity organized under the laws of the United States or any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and (2) one or more United States persons have the authority to control all of the trust’s substantial decisions.

If you are not a United States person, the interest income that you derive in respect of the new securities generally will be exempt from U.S. federal income taxes, including withholding tax. However, to receive this exemption you may be required to satisfy certification requirements, which are described below under the heading “—Information Reporting and Backup Withholding,” to establish that you are not a United States person.

Even if you are not a United States person, U.S. federal income taxation may still apply to any interest income you derive in respect of the new securities if:

•	you are an insurance company carrying on a U.S. insurance business, within the meaning of the Internal Revenue Code; or

•

you have an office or other fixed place of business in the United States that receives the interest and you earn the interest in the course of operating (1) a banking, financing or similar business in the United States or (2) a corporation the principal business of which is trading in stock or securities for its own account, and certain other conditions exist.

If you are not a United States person, any gain you realize on a sale or exchange of new securities generally will be exempt from U.S. federal income tax, including withholding tax, unless:

•	such income is effectively connected with your conduct of a trade or business in the United States; or

•

in the case of gain, you are an individual holder and are present in the United States for 183 days or more in the taxable year of the sale, and either (1) your gain is attributable to an office or other fixed place of business that you maintain in the United States or (2) you have a tax home in the United States.

U.S. federal estate tax will not apply to a new security held by an individual holder who at the time of death is a non-resident alien.

Information Reporting and Backup Withholding. The paying agent must file information returns with the U.S. Internal Revenue Service in connection with new security payments made to certain United States persons. If you are a United States person, you generally will not be subject to U.S. backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the new securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

European Union Savings Directive

Under Council Directive 2003/48/EC on the taxation of savings income (the Directive), each Member State of the European Union is required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual beneficial owner resident in, or certain limited types of entity established in, that other Member State. However, for a transitional period, Austria and Luxembourg will (unless during such period they elect otherwise) instead operate a withholding system in relation to such payments. Under such a withholding system, the recipient of the interest payment must be allowed to elect that certain provision of information procedures should be applied instead of withholding. The rate of withholding was increased from 20% to 35%, effective July 1, 2011. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-European Union countries to exchange of information procedures relating to interest and other similar income.

A number of non-European Union countries and certain dependent or associated territories of certain Member States have adopted or agreed to adopt similar measures (either provision of information or transitional withholding) in relation to payments made by a person within their respective jurisdictions to an individual beneficial owner resident in, or certain limited types of entity established in, a Member State. In addition, the Member States have entered into provision of information or transitional withholding arrangements with certain of those countries and territories in relation to payments made by a person in a Member State to an individual beneficial owner resident in, or certain limited types of entity established in, one of those countries or territories.

A proposal for amendments to the Directive has been published, including a number of suggested changes which, if implemented, would broaden the scope of the rules described above. Investors who are in any doubt as to their position should consult their professional advisors.

PLAN OF DISTRIBUTION

Each broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of new securities that it receives for its own account in exchange for old securities pursuant to the exchange offers if such broker-dealer acquired such old securities as a result of market-making activities or other trading activities. A broker-dealer may use this prospectus, as amended or supplemented, in connection with resales of new securities that it receives in exchange for old securities if such broker-dealer acquired such old securities as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days following the expiration date, we will make this prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale.

None of the issuer or any of the guarantors will receive any proceeds from any sale of new securities by broker-dealers. New securities that broker-dealers receive for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new securities or a combination of such methods of resale, at market prices prevailing at the time of resale. These transactions may be at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new securities. Any broker-dealer that resells new securities that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such new securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new securities and any commission or concessions that any such persons receive may be deemed to be underwriting compensation under the Securities Act. However, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all expenses incidental to the exchange offers, but we will not pay any broker-dealer commissions or concessions. We will indemnify the holders of the old securities, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

By accepting the exchange offers, each broker-dealer that receives new securities in the exchange offers agrees that it will stop using the prospectus if it receives notice from us of any event which makes any statement in this prospectus false in any material respect or which requires any changes in this prospectus in order to make the statements true.

We are delivering copies of this prospectus in electronic form through the facilities of DTC. You may obtain paper copies of the prospectus by contacting the exchange agent or the Luxembourg listing agent at their respective addresses specified on the inside back cover of this prospectus. By participating in the exchange offers, you will (unless you have requested paper delivery of documents) be consenting to electronic delivery of these documents.

The 2022 new securities and 2044 new securities are new issues of securities with no established trading market. The 2041 new securities will be fungible with the 6.500% bonds due 2041 issued by the issuer in October 2011, which are listed on the Luxembourg Stock Exchange and admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange. We intend to apply to have the 2022 new securities, the 2041 new securities and the 2044 new securities admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange, but we cannot assure you that an active market for the new securities will exist at any time and, if any such market develops, we cannot assure you as to the liquidity of such a market.

The information contained in this prospectus is the exclusive responsibility of the issuer and the guarantors and has not been reviewed or authorized by the CNBV of Mexico. We have filed notices in respect of the offering of both the old securities and the new securities with the CNBV of Mexico, which is a requirement under the Securities Market Law, in connection with an offering of securities outside of Mexico by a Mexican issuer. Such notice is solely for information purposes and does not imply any certification as to the investment quality of the new securities, the solvency of the issuer or the guarantors or the accuracy or completeness of the information contained in this prospectus. The new securities have not been registered in the Registry maintained by the CNBV and may not be offered or sold publicly in Mexico. Furthermore, the new securities may not be offered or sold in Mexico, except through a private placement made to institutional or qualified investors conducted in accordance with article 8 of the Securities Market Law.

VALIDITY OF SECURITIES

Cleary Gottlieb Steen & Hamilton LLP, our U.S. counsel, will pass upon the validity under New York law of the new securities and the guaranties for the issuer and the guarantors. The General Counsel of Petróleos Mexicanos will pass upon certain legal matters governed by Mexican law for the issuer and the guarantors.

PUBLIC OFFICIAL DOCUMENTS AND STATEMENTS

The information that appears under “Item 4—Information on the Company—United Mexican States” in the Form 20-F has been extracted or derived from publications of, or sourced from, Mexico or one of its agencies or instrumentalities. We have included other information that we have extracted, derived or sourced from official publications of Petróleos Mexicanos or the subsidiary entities, each of which is a Mexican governmental agency. We have included this information on the authority of such publication or source as a public official document of Mexico. We have included all other information herein as a public official statement made on the authority of the Director General of Petróleos Mexicanos, Juan José Suárez Coppel.

EXPERTS

The consolidated financial statements of Petróleos Mexicanos, subsidiary entities and subsidiary companies as of December 31, 2010 and 2011, and for each of the years in the three-year period ended December 31, 2011, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Cárdenas Dosal, S.C., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the consolidated financial statements as of December 31, 2010 and 2011 and for each of the years in the three-year period ended December 31, 2011 refers to the adoption of FRS C-4 “Inventories” with retrospective application.

Certain oil and gas reserve data incorporated by reference in this prospectus and the registration statement from the annual report on Form 20-F for the year ended December 31, 2011 was reviewed by Netherland, Sewell International, S. de R.L. de C.V., DeGolyer and MacNaughton and Ryder Scott Company L.P. as indicated therein, in reliance upon the authority of such firms as experts in estimating proved oil and gas reserves.

RESPONSIBLE PERSONS

We are furnishing this prospectus solely for use by prospective investors in connection with their consideration of participating in the exchange offers and for Luxembourg listing purposes. The issuer, together with the guarantors, confirm that, having taken all reasonable care to ensure that such is the case:

•	the information contained in this prospectus is true, to the best of their knowledge, and correct in all material respects and is not misleading;

•	they, to the best of their knowledge, have not omitted other material facts, the omission of which would make this prospectus as a whole misleading; and

•	they accept responsibility for the information they have provided in this prospectus.

GENERAL INFORMATION

1. The new securities have been accepted for clearance through Clearstream, Luxembourg and Euroclear. The securities codes for the new securities are:

Series	CUSIP	ISIN	Common Code
2022 new securities	71654QBB7	US71654QBB77	•
2041 new securities	71654QAZ5	US71654QAZ54	067355229
2044 new securities	•	•	•

2. In connection with the application to have the new securities admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange, we will, prior to admission to trading, deposit, through our agent, copies of the trust agreement, as amended, establishing the issuer with the Luxembourg Stock Exchange, where you may examine or obtain copies of such documents. In addition, documents relating to PEMEX will be deposited prior to listing at the Luxembourg Stock Exchange, where you may examine or obtain copies of such documents.

3. We have obtained the authorization of the Ministry of Finance and Public Credit and all necessary consents, approvals and authorizations in Mexico in connection with the issue of, and performance of our rights and obligations under, the new securities, including the registration of the indenture, the guaranty agreement and the forms of securities attached to the indenture. The board of directors of Petróleos Mexicanos approved resolutions on December 18, 2009 and December 14, 2010 authorizing the issuance of the securities. On October 18, 2011, January 24, 2012 and June 26, 2012 the issuer issued certificates of authorization authorizing the issuance of the new securities. On June 19, 1996 and June 25, 1996, the board of directors of each of Pemex-Refining, Pemex-Gas and Basic Petrochemicals and Pemex-Exploration and Production authorized the signing of the guaranty agreement.

4. Except as disclosed in this document, there has been no material adverse change in the financial position of the issuer or the guarantors since the date of the latest financial statements incorporated by reference in this prospectus.

5. Except as disclosed under “Item 8—Financial Information—Legal Proceedings” in the Form 20-F, Note 17 to the 2011 financial statements and Note 11 to the March 2012 financial statements, none of the issuer or any of the guarantors is involved in any litigation or arbitration proceedings relating to claims or amounts which are material in the context of the issue of the new securities. None of the issuer or any of the guarantors is aware of any such pending or threatened litigation or arbitration.

6. You may obtain the following documents during usual business hours on any day (except Saturday and Sunday and legal holidays) at the specified offices of Deutsche Bank Trust Company Americas and the paying agent and transfer agent in Luxembourg for so long as any of the new securities are outstanding and admitted to trading on the Euro MTF market of the Luxembourg Stock Exchange:

•	copies of the latest annual report and consolidated accounts of PEMEX; and

•	copies of the indenture, the forms of the new securities and the guaranty agreement.

The guarantors do not publish their own financial statements and will not publish interim or annual financial statements. The issuer publishes condensed consolidated interim financial statements in Spanish on a regular basis, and summaries of these condensed consolidated interim financial statements in English are available, free of charge, at the office of the paying and transfer agent in Luxembourg.

7. The principal offices of KPMG Cárdenas Dosal, S.C., independent registered public accounting firm and auditors of PEMEX for the fiscal years ended December 31, 2008, 2009, 2010 and 2011 are located at Blvd. Manuel A. Camacho 176, First Floor, Col. Reforma Social, México D.F. 11650, telephone: (52-55) 5246-8300.

8. The Mexican Government is not legally liable for, and is not a guarantor of, the new securities.

9. Under Mexican law, all domestic hydrocarbon reserves are permanently and inalienably vested in Mexico and Mexico can exploit such hydrocarbon reserves only through Petróleos Mexicanos and the guarantors.

10. Article 27 of the Political Constitution of the United Mexican States, Articles 6 and 13 (and related articles) of the General Law on National Patrimony, Articles 1, 2, 3 and 4 (and related articles) of the Regulatory Law, Articles 2, 3 and 5 (and related articles) of the Petróleos Mexicanos Law and Article 4 of the Federal Code of Civil Procedure of Mexico provide, inter alia, that:

•	attachment prior to judgment, attachment in aid of execution and execution of a final judgment may not be ordered by Mexican courts against property of the issuer or any guarantor;

•	all domestic petroleum and hydrocarbon resources (whether solid, liquid, gas or intermediate form) are permanently and inalienably vested in Mexico (and, to that extent, subject to immunity);

•

(1) the exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil, (2) the exploration, exploitation, production and first-hand sale of gas, as well as the transportation and storage inextricably linked with such exploitation and production, and (3) the production, storage, transportation, distribution and first-hand sale of the derivatives of petroleum (including petroleum products) and of gas used as basic industrial raw materials and that constitute “basic petrochemicals” (which we refer to as the petroleum industry) are reserved exclusively to Mexico (and, to that extent, assets related thereto are entitled to immunity); and

•

the public entities created and appointed by the Mexican Congress to conduct, control, develop and operate the petroleum industry of Mexico are the issuer and the guarantors (and, therefore, they are entitled to immunity with respect to such exclusive rights and powers). As a result, notwithstanding the issuer’s and the guarantors’ waiver of immunity, Mexican law specifies that attachment in aid of execution may not be ordered against the issuer, the guarantors or their assets and, as a result, may restrict the ability to enforce judgments against them.

Except for the rights of immunity granted to the issuer and to the guarantors by the provisions above, neither the issuer nor the guarantors nor their respective properties or assets has any immunity in Mexico from jurisdiction of any court or from set-off or any legal process whether such jurisdiction is through process, notice or otherwise.

11. In the event that you bring proceedings in Mexico seeking performance of the issuer or the guarantors’ obligations in Mexico, pursuant to the Mexican Monetary Law, the issuer or any of the guarantors may discharge its obligations by paying any sum due in currency other than Mexican pesos, in Mexican pesos at the rate of exchange prevailing in Mexico on the date when payment is made. Banco de México currently determines such rate every business day in Mexico and publishes it in the Official Gazette of the Federation on the following business day.

HEAD OFFICE OF THE ISSUER AND EACH OF THE GUARANTORS	AUDITORS OF THE ISSUER

Avenida Marina Nacional No. 329 Colonia Petróleos Mexicanos México, D.F. 11311	KPMG Cárdenas Dosal, S.C. Independent Registered Public Accounting Firm Blvd. Manuel A. Camacho 176, First Floor Col. Reforma Social México, D.F. 11650

TRUSTEE, PRINCIPAL PAYING AND TRANSFER AGENT	EXCHANGE AGENT

Deutsche Bank Trust Company Americas for Deutsche Bank National Trust Company 25 DeForest Avenue 2nd Floor Summit, NJ 07901	Deutsche Bank Trust Company Americas for DB Services Americas, Inc. Trust Security Services 5022 Gate Parkway, Suite 200 Jacksonville, FL 32256

LUXEMBOURG LISTING AGENT	PAYING AND TRANSFER AGENT

KBL European Private Bankers S.A. 43 Boulevard Royal L-2955 Luxembourg	Deutsche Bank Luxembourg S.A. 2 Boulevard Konrad Adenauer L-1115 Luxembourg Ref: Coupon Paying Dept.

LEGAL ADVISORS

To the issuer and the

guarantors as to U.S. law:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

To the issuer and the guarantors as to Mexican law:

General Counsel

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Colonia Petróleos Mexicanos

México, D.F. 11311

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Under Mexican law, when an officer or director of a corporation acts within the scope of his or her authority, the corporation will answer for any resulting liabilities or expenses. PEMEX has obtained liability insurance for certain of our officers and members of our board of directors, and certain officers and members of the boards of directors of the Guarantors. This insurance provides these individuals, subject to the terms and conditions of the policy, with indemnification for any actions taken within the scope of these individuals’ duties, other than those actions constituting willful misconduct, dishonesty or fraud, or for punitive damages, fines or other similar sanctions incurred by virtue of their actions.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

3.1	Ley de Petróleos Mexicanos (Petróleos Mexicanos Law), effective November 29, 2008 (English translation) (previously filed as Exhibit 1.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2009 and incorporated by reference herein).

3.2	Reglamento de la Ley de Petróleos Mexicanos (Regulations to the Petróleos Mexicanos Law) effective September 5, 2009 (English translation) (previously filed as Exhibit 1.2 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 29, 2010 and incorporated by reference herein).

3.3	Decreto que tiene por objeto establecer la estructura, el funcionamiento y el control de los organismos subsidiaries de Petróleos Mexicanos (Decree to Establish the Structure, Operation and Control of the Subsidiary Entities of Petróleos Mexicanos), effective March 22, 2012 (English translation) (previously filed as Exhibit 1.3 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2012 and incorporated by reference herein).

4.1	Indenture, dated as of September 18, 1997, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (previously filed as Exhibit 4.1 to Petróleos Mexicanos’ Registration Statement on Form F-4 (File No. 333-7796) on October 17, 1997 and incorporated by reference herein).

4.2	Indenture, dated as of August 7, 1998, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (previously filed as Exhibit 4.1 to Petróleos Mexicanos’ Registration Statement on Form F-4 on August 11, 1998 and incorporated by reference herein).

4.3	Indenture, dated as of July 31, 2000, among the Master Trust, Petróleos Mexicanos and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (previously filed as Exhibit 2.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 28, 2001 and incorporated by reference herein).

4.4	First supplemental indenture dated as of September 30, 2009, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of July 31, 2000 (previously filed as Exhibit 2.4 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 29, 2010 and incorporated by reference herein).

4.5	Indenture, dated as of December 30, 2004, among the Master Trust, Petróleos Mexicanos and Deutsche Bank Trust Company Americas (previously filed as Exhibit 2.7 to Petróleos Mexicanos’ annual report on Form 20-F on June 30, 2005 and incorporated by reference herein).

4.6	First supplemental indenture dated as of September 30, 2009, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of December 30, 2004 (previously filed as Exhibit 2.6 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 29, 2010 and incorporated by reference herein).

4.7	Indenture, dated as of January 27, 2009, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas (previously filed as Exhibit 2.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2009 and incorporated by reference herein).

4.8	Fiscal Agency Agreement between Petróleos Mexicanos and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), dated as of June 16, 1993, and amended and restated as of February 26, 1998 (previously filed as Exhibit 3.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 29, 2000 and incorporated by reference herein).

4.9	Form of 4.875% Notes due 2022.

4.10	Form of 6.500% Bonds due 2041 (previously filed as Exhibit 4.10 to Petróleos Mexicanos’ Registration Statement on Form F-4 (File No. 333-175821) on July 27, 2011 and incorporated by reference herein).

4.11	Form of 5.50% Bonds due 2044.

4.12	Exchange and Registration Rights Agreement, dated as of January 24, 2012, among Petróleos Mexicanos, Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

4.13	Exchange and Registration Rights Agreement, dated as of October 18, 2011, among Petróleos Mexicanos, BNP Paribas Securities Corp. and Deutsche Bank Securities Inc.

4.14	Exchange and Registration Rights Agreement, dated as of June 26, 2012, among Petróleos Mexicanos, Barclays Capital Inc., J.P. Morgan Securities LLC, Santander Investment Securities Inc. and Banco Bilbao Vizcaya Argentina, S.A.

4.15	Assignment and Indemnity Agreement, dated as of November 10, 1998, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica and the Master Trust (previously filed as Exhibit 3.2 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).

4.16	Amendment No. 1, dated as of August 17, 2006, to the Assignment and Indemnity Agreement among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica and the Master Trust (previously filed as Exhibit 4.7 to Petróleos Mexicanos’ Registration Statement on Form F-4/A (File No. 333-136674) on October 27, 2006 and incorporated by reference herein).

4.17	Guaranty Agreement, dated July 29, 1996, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (previously filed as Exhibit 4.4 to Petróleos Mexicanos’ Registration Statement on Form F-4 (File No. 333-7796) on October 17, 1997 and incorporated by reference herein).

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to Petróleos Mexicanos.

5.2	Opinion of Lic. Marco Antonio de la Peña Sánchez, General Counsel of Petróleos Mexicanos.

10.1	Receivables Purchase Agreement, dated as of December 1, 1998, by and among Pemex Finance, Ltd., P.M.I. Comercio Internacional, S.A. de C.V., P.M.I. Services, B.V. and Pemex-Exploración y Producción (previously filed as Exhibit 3.3 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).

12.1	Computation of Ratio of Earnings to Fixed Charges as of December 31, 2012 (previously filed as Exhibit 7.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2012 and incorporated by reference herein).

12.2	Computation of Ratio of Earnings to Fixed Charges as of March 31, 2012.

21.1	List of Subsidiaries.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

23.2	Consent of Lic. Marco Antonio de la Peña Sánchez, General Counsel of Petróleos Mexicanos (included in Exhibit 5.2).

23.3	Consent of KPMG Cárdenas Dosal, S.C., independent registered public accounting firm.

23.4	Consent of Ryder Scott Company, L.P.

23.5	Report on Reserves Data by Ryder Scott Company, L.P., Independent Qualified Reserves Evaluator or Auditor, as of December 31, 2011 (previously filed as Exhibit 10.2 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2012 and incorporated by reference herein).

23.6	Consents of Netherland, Sewell International, S. de R.L. de C.V.

23.7	Reports on Reserves Data by Netherland, Sewell International, S. de R.L. de C.V., Independent Qualified Reserves Evaluator or Auditor, as of January 1, 2012 (previously filed as Exhibit 10.4 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2012 and incorporated by reference herein).

23.8	Consent of DeGolyer and MacNaughton.

23.9	Report on Reserves Data by DeGolyer and MacNaughton, Independent Qualified Reserves Evaluator or Auditor, as of January 1, 2012 (previously filed as Exhibit 10.6 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2012 and incorporated by reference herein).

99.1	Form of Letter to Brokers.

99.2	Form of Letter to Clients.

The exhibits do not include certain instruments defining the rights of holders of long-term debt of the registrants or their subsidiaries for which consolidated or unconsolidated financial statements are required to be filed because under such instruments the total amount of notes authorized does not exceed 10% of the total assets of the registrants and their subsidiaries on a consolidated basis. The registrants agree to furnish a copy of any such instrument to the Securities and Exchange Commission upon its request.

(b) Financial Statement Schedules

All schedules have been omitted because they are not required or are not applicable, or the information is included in the financial statements or notes thereto.

(c) Not applicable.

Item 22.	Undertakings

(a) The undersigned registrants hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the Securities Act);

(ii)	To reflect in the prospectus any facts arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least current as the date of those financial statements.

5. That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

7. The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

9. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

10. The undersigned registrants hereby undertake: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

SIGNATURE PAGE OF PETRÓLEOS MEXICANOS

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on July 5, 2012.

PETRÓLEOS MEXICANOS

By:	/s/ JUAN JOSÉ SUÁREZ COPPEL
Juan José Suárez Coppel Director General of Petróleos Mexicanos

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Eduardo Raúl Calvo Barbeau, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date

/S/ JUAN JOSÉ SUÁREZ COPPEL Juan José Suárez Coppel	Director General (Chief Executive Officer)	July 5, 2012

/S/ IGNACIO QUESADA MORALES Ignacio Quesada Morales	Corporate Director of Finance (Chief Financial Officer)	July 5, 2012

/S/ VÍCTOR M. CÁMARA PEÓN Víctor M. Cámara Peón	Deputy Director of Accounting, Fiscal and Financial Control (Chief Accounting Officer)	July 5, 2012

SIGNATURE PAGE OF PETRÓLEOS MEXICANOS

(continued)

BOARD OF DIRECTORS

Name	Title	Date

/S/ JORDY HERNÁN HERRERA FLORES Jordy Hernán Herrera Flores	Chairman of the Board of Directors of Petróleos Mexicanos and Secretary of Energy	July 5, 2012

/S/ GERARDO RUIZ MATEOS Gerardo Ruiz Mateos	Director and Head of the President’s Office	July 5, 2012

Mario Gabriel Budebo	Director and Undersecretary of Hydrocarbons of the Ministry of Energy

/S/ JOSÉ ANTONIO MEADE KURIBREÑA José Antonio Meade Kuribreña	Director and Secretary of Finance and Public Credit	July 5, 2012

/S/ JOSÉ ANTONIO GONZÁLEZ ANAYA José Antonio González Anaya	Director and Undersecretary of Income of the SHCP	July 5, 2012

/S/ BRUNO FERRARI GARCÍA DE ALBA Bruno Ferrari García de Alba	Director and Secretary of Public Function	July 5, 2012

/S/ FERNANDO PACHECO MARTÍNEZ Fernando Pacheco Martínez	Director and Union Representative	July 5, 2012

/S/ JORGE WADE GONZÁLEZ Jorge Wade González	Director and Union Representative	July 5, 2012

/S/ LUIS RICARDO ALDANA PRIETO Luis Ricardo Aldana Prieto	Director and Union Representative	July 5, 2012

/S/ HÉCTOR MANUEL SOSA RODRÍGUEZ Héctor Manuel Sosa Rodríguez	Director and Union Representative	July 5, 2012

SIGNATURE PAGE OF PETRÓLEOS MEXICANOS

(continued)

BOARD OF DIRECTORS

Name	Title	Date

/S/ PEDRO GARCÍA BARABATA Pedro García Barabata	Director and Union Representative	July 5, 2012

/S/ JOSÉ FORTUNATO ÁLVAREZ ENRÍQUEZ José Fortunato Álvarez Enríquez	Professional Director	July 5, 2012

/S/ HÉCTOR MOREIRA RODRÍGUEZ Héctor Moreira Rodríguez	Professional Director	July 5, 2012

Rogelio Gasca-Neri	Professional Director

/S/ FLUVIO CÉSAR RUÍZ ALARCÓN Fluvio César Ruíz Alarcón	Professional Director	July 5, 2012

SIGNATURE PAGE OF PEMEX-EXPLORATION AND PRODUCTION

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on July 5, 2012.

PEMEX-EXPLORATION AND PRODUCTION

By:	/S/ CARLOS ARNOLDO MORALES GIL
Carlos Arnoldo Morales Gil Director General of Pemex-Exploration and Production

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Eduardo Raúl Calvo Barbeau, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ CARLOS ARNOLDO MORALES GIL Carlos Arnoldo Morales Gil	Director General (Chief Executive Officer)	July 5, 2012

/S/ ERNESTO ESTRADA GONZÁLEZ Ernesto Estrada González	Deputy Director of Management and Finance (Chief Financial Officer)	July 5, 2012

/S/ OSCAR DUCOING PEÑA Oscar Ducoing Peña	Associate Managing Director of Financial Resources (Chief Accounting Officer)	July 5, 2012

SIGNATURE PAGE OF PEMEX-EXPLORATION AND PRODUCTION

(continued)

BOARD OF DIRECTORS

Name	Title	Date

/S/ JUAN JOSÉ SUÁREZ COPPEL Juan José Suárez Coppel	Chairman of the Board of Directors of Pemex-Exploration and Production and Director General (Chief Executive Officer) of Petróleos Mexicanos	July 5, 2012

/S/ CARLOS RAFAEL MURRIETA CUMMINGS Carlos Rafael Murrieta Cummings	Director and Corporate Director of Operations of Petróleos Mexicanos	July 5, 2012

/S/ CARLOS ALBERTO TREVIÑO MEDINA Carlos Alberto Treviño Medina	Director and Undersecretary of Expenditures of the SHCP	July 5, 2012

Mario Gabriel Budebo	Director and Undersecretary of Hydrocarbons of the Ministry of Energy

/S/ CARLOS MONTAÑO FERNÁNDEZ Carlos Montaño Fernández	Director and Director General of Banco del Ahorro Nacional y Servicios Financieros, S.N.C.	July 5, 2012

Jaime González Aguadé	Director and Director General of the Federal Electricity Commission

Jaime Enrique Zabludowsky Kuper	Professional Director

/S/ HÉCTOR MOREIRA RODRÍGUEZ Héctor Moreira Rodríguez	Professional Director and Professional Director of Petróleos Mexicanos	July 5, 2012

SIGNATURE PAGE OF PEMEX-REFINING

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on July 5, 2012.

PEMEX-REFINING

By:	/S/ MIGUEL TAME DOMÍNGUEZ
Miguel Tame Domínguez Director General of Pemex-Refining

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Eduardo Raúl Calvo Barbeau, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date

/S/ MIGUEL TAME DOMÍNGUEZ Miguel Tame Domínguez	Director General (Chief Executive Officer)	July 5, 2012

/S/ IGNACIO LÓPEZ RODRÍGUEZ Ignacio López Rodríguez	Deputy Director of Management and Finance (Chief Financial Officer)	July 5, 2012

/S/ ALBERTO VERDUZCO HERNÁNDEZ Alberto Verduzco Hernández	Associate Managing Director of Financial Resources (Chief Accounting Officer)	July 5, 2012

SIGNATURE PAGE OF PEMEX-REFINING

(continued)

BOARD OF DIRECTORS

Name	Title	Date

/S/ JUAN JOSÉ SUÁREZ COPPEL Juan José Suárez Coppel	Chairman of the Board of Directors of Pemex-Refining and Director General (Chief Executive Officer) of Petróleos Mexicanos	July 5, 2012

/S/ CARLOS RAFAEL MURRIETA CUMMINGS Carlos Rafael Murrieta Cummings	Director and Corporate Director of Operations of Petróleos Mexicanos	July 5, 2012

/S/ CARLOS ALBERTO TREVIÑO MEDINA Carlos Alberto Treviño Medina	Director and Undersecretary of Expenditures of the SHCP	July 5, 2012

Mario Gabriel Budebo	Director and Undersecretary of Hydrocarbons of the Ministry of Energy

Jaime González Aguadé	Director and Director General of the Federal Electricity Commission

/S/ CARLOS MONTAÑO FERNÁNDEZ Carlos Montaño Fernández	Director and Director General of Banco del Ahorro Nacional y Servicios Financieros, S.N.C.	July 5, 2012

/S/ RICARDO SAMANIEGO BREACH Ricardo Samaniego Breach	Professional Director	July 5, 2012

/S/ JOSÉ FORTUNATO ALVAREZ ENRÍQUEZ José Fortunato Alvarez Enríquez	Professional Director and Professional Director of Petróleos Mexicanos	July 5, 2012

SIGNATURE PAGE OF PEMEX-GAS AND BASIC PETROCHEMICALS

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on July 5, 2012.

PEMEX-GAS AND BASIC PETROCHEMICALS

By:	/S/ ALEJANDRO MARTÍNEZ SIBAJA
Alejandro Martínez Sibaja Director General of Pemex-Gas and Basic Petrochemicals

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Eduardo Raúl Calvo Barbeau, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date

/S/ ALEJANDRO MARTÍNEZ SIBAJA Alejandro Martínez Sibaja	Director General (Chief Executive Officer)	July 5, 2012

/S/ JOSÉ ANTONIO GÓMEZ URQUIZA DE LA MACORRA José Antonio Gómez Urquiza de la Macorra	Deputy Director of Management and Finance (Chief Financial Officer)	July 5, 2012

/S/ MÓNICA RUVALCABA GALLARDO Mónica Ruvalcaba Gallardo	Associate Managing Director of Accounting (Chief Accounting Officer)	July 5, 2012

SIGNATURE PAGE OF PEMEX-GAS AND BASIC PETROCHEMICALS

(continued)

BOARD OF DIRECTORS

Name	Title	Date

/S/ JUAN JOSÉ SUÁREZ COPPEL Juan José Suárez Coppel	Chairman of the Board of Directors of Pemex-Gas and Basic Petrochemicals and Director General (Chief Executive Officer) of Petróleos Mexicanos	July 5, 2012

/S/ CARLOS RAFAEL MURRIETA CUMMINGS Carlos Rafael Murrieta Cummings	Director and Corporate Director of Operations of Petróleos Mexicanos	July 5, 2012

/S/ CARLOS ALBERTO TREVIÑO MEDINA Carlos Alberto Treviño Medina	Director and Undersecretary of Expenditures of the SHCP	July 5, 2012

Mario Gabriel Budebo	Director and Undersecretary of Hydrocarbons of the Ministry of Energy

/S/ CARLOS MONTAÑO FERNÁNDEZ Carlos Montaño Fernández	Director and Director General of Banco del Ahorro Nacional y Servicios Financieros, S.N.C.	July 5, 2012

Jaime González Aguadé	Director and Director General of the Federal Electricity Commission

/S/ MARÍA DE LOURDES DIECK ASSAD María de Lourdes Dieck Assad	Professional Director	July 5, 2012

/S/ FLUVIO CÉSAR RUÍZ ALARCÓN Fluvio César Ruíz Alarcón	Professional Director and Professional Director of Petróleos Mexicanos	July 5, 2012

AUTHORIZED REPRESENTATIVE OF

PETRÓLEOS MEXICANOS AND THE GUARANTORS

IN THE UNITED STATES

KNOW ALL MEN BY THESE PRESENT, that Fernando Luna Canut constitutes and appoints Eduardo Raúl Calvo Barbeau, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacity and on the date indicated.

Name	Title	Date

/S/ FERNANDO LUNA CANUT Fernando Luna Canut	President of P.M.I. Holdings North America, Inc.	July 5, 2012

EXHIBIT INDEX

Exhibit No.	Description

3.1	Ley de Petróleos Mexicanos (Petróleos Mexicanos Law), effective November 29, 2008 (English translation) (previously filed as Exhibit 1.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2009 and incorporated by reference herein).

3.2	Reglamento de la Ley de Petróleos Mexicanos (Regulations to the Petróleos Mexicanos Law) effective September 5, 2009 (English translation) (previously filed as Exhibit 1.2 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 29, 2010 and incorporated by reference herein).

3.3	Decreto que tiene por objeto establecer la estructura, el funcionamiento y el control de los organismos subsidiaries de Petróleos Mexicanos (Decree to Establish the Structure, Operation and Control of the Subsidiary Entities of Petróleos Mexicanos), effective March 22, 2012 (English translation) (previously filed as Exhibit 1.3 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2012 and incorporated by reference herein).

4.1	Indenture, dated as of September 18, 1997, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (previously filed as Exhibit 4.1 to Petróleos Mexicanos’ Registration Statement on Form F-4 (File No. 333-7796) on October 17, 1997 and incorporated by reference herein).

4.2	Indenture, dated as of August 7, 1998, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (previously filed as Exhibit 4.1 to Petróleos Mexicanos’ Registration Statement on Form F-4 on August 11, 1998 and incorporated by reference herein).

4.3	Indenture, dated as of July 31, 2000, among the Master Trust, Petróleos Mexicanos and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (previously filed as Exhibit 2.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 28, 2001 and incorporated by reference herein).

4.4	First supplemental indenture dated as of September 30, 2009, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of July 31, 2000 (previously filed as Exhibit 2.4 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 29, 2010 and incorporated by reference herein).

4.5	Indenture, dated as of December 30, 2004, among the Master Trust, Petróleos Mexicanos and Deutsche Bank Trust Company Americas (previously filed as Exhibit 2.7 to Petróleos Mexicanos’ annual report on Form 20-F on June 30, 2005 and incorporated by reference herein).

4.6	First supplemental indenture dated as of September 30, 2009, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas, to the indenture dated as of December 30, 2004 (previously filed as Exhibit 2.6 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 29, 2010 and incorporated by reference herein).

4.7	Indenture, dated as of January 27, 2009, between Petróleos Mexicanos and Deutsche Bank Trust Company Americas (previously filed as Exhibit 2.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2009 and incorporated by reference herein).

4.8	Fiscal Agency Agreement between Petróleos Mexicanos and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), dated as of June 16, 1993, and amended and restated as of February 26, 1998 (previously filed as Exhibit 3.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 29, 2000 and incorporated by reference herein).

4.9	Form of 4.875% Notes due 2022.

4.10	Form of 6.500% Bonds due 2041 (previously filed as Exhibit 4.10 to Petróleos Mexicanos’ Registration Statement on Form F-4 (File No. 333-175821) on July 27, 2011 and incorporated by reference herein.

4.11	Form of 5.50% Bonds due 2044.

4.12	Exchange and Registration Rights Agreement, dated as of January 24, 2012, among Petróleos Mexicanos, Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

4.13	Exchange and Registration Rights Agreement, dated as of October 18, 2011, among Petróleos Mexicanos, BNP Securities Corp. and Deutsche Bank Securities Inc.

4.14	Exchange and Registration Rights Agreement, dated as of June 26, 2012, among Petróleos Mexicanos, Barclays Capital Inc., J.P. Morgan Securities LLC, Santander Investment Securities Inc. and Banco Bilbao Vizcaya Argentaria, S.A.

4.15	Assignment and Indemnity Agreement, dated as of November 10, 1998, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica and the Master Trust (previously filed as Exhibit 3.2 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).

4.16	Amendment No. 1, dated as of August 17, 2006, to the Assignment and Indemnity Agreement among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica and the Master Trust (previously filed as Exhibit 4.7 to Petróleos Mexicanos’ Registration Statement on Form F-4/A (File No. 333-136674) on October 27, 2006 and incorporated by reference herein).

4.17

Guaranty Agreement, dated July 29, 1996, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (previously filed as Exhibit 4.4 to Petróleos Mexicanos’ Registration Statement on Form F-4 (File No. 333-7796) on October 17, 1997 and incorporated by reference herein).

The registrant agrees to furnish to the Securities and Exchange Commission, upon request, copies of any instruments that define the rights of holders of long-term debt of the registrant that are not filed as exhibits to this registration statement.

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to Petróleos Mexicanos.

5.2	Opinion of Lic. Marco Antonio de la Peña Sánchez, General Counsel of Petróleos Mexicanos.

10.1	Receivables Purchase Agreement, dated as of December 1, 1998, by and among Pemex Finance, Ltd., P.M.I. Comercio Internacional, S.A. de C.V., P.M.I. Services, B.V. and Pemex-Exploración y Producción (previously filed as Exhibit 3.3 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).

12.1	Computation of Ratio of Earnings to Fixed Charges as of December 31, 2012 (previously filed as Exhibit 7.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2012 and incorporated by reference herein).

12.2	Computation of Ratio of Earnings to Fixed Charges as of March 31, 2012.

21.1	List of Subsidiaries.

23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

23.2	Consent of Lic. Marco Antonio de la Peña Sánchez, General Counsel of Petróleos Mexicanos (included in Exhibit 5.2).

23.3	Consent of KPMG Cárdenas Dosal, S.C., independent registered public accounting firm.

23.4	Consent of Ryder Scott Company, L.P.

23.5	Report on Reserves Data by Ryder Scott Company, L.P., Independent Qualified Reserves Evaluator or Auditor, as of December 31, 2011 (previously filed as Exhibit 10.2 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2012 and incorporated by reference herein).

23.6	Consents of Netherland, Sewell International, S. de R.L. de C.V.

23.7	Reports on Reserves Data by Netherland, Sewell International, S. de R.L. de C.V., Independent Qualified Reserves Evaluator or Auditor, as of January 1, 2012 (previously filed as Exhibit 10.4 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2012 and incorporated by reference herein).

23.8	Consent of DeGolyer and MacNaughton.

23.9	Report on Reserves Data by DeGolyer and MacNaughton, Independent Qualified Reserves Evaluator or Auditor, as of January 1, 2012 (previously filed as Exhibit 10.6 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on April 30, 2012 and incorporated by reference herein).

99.1	Form of Letter to Brokers.

99.2	Form of Letter to Clients.